As filed with the Securities and Exchange Commission on March 2, 1999
                                           Registration No.
====================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                       ------------------------
                              FORM SB-2
                        REGISTRATION STATEMENT
                                UNDER
                      THE SECURITIES ACT OF 1933
                      --------------------------
                      ALPINE ENTERTAINMENT, INC.
                  ---------------------------------
        (Exact Name of registrant as specified in its charter)

Delaware                     52-2143186                      7812
----------------        ----------------------       ---------------------
(State or other            (I.R.S. Employer           (Primary Standard
jurisdiction of         Identification Number         Classification Code
incorporation                                                Number
                         ---------------------
                         6919 Valjean Avenue
                       Van Nuys, California 91406
                             818/909-5207

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Roland Carroll
                         6919 Valjean Avenue
                       Van Nuys, California 91406
                             818/909-5207

      (Name, address, including zip code, and telephone number, including area code, of agent for service)

        Copies to:   Cassidy & Associates, 1504 R Street, N.W.
                 Washington, D.C. 20009, 202/387-5400


Approximate date of commencement of
proposed sale to the public:           As soon as practicable after the
                                       effective date of this Registration
                                       Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for
the same offering.   /  /

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. //


                   CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        Maximum       Maximum        Amount of
Title of Each Class         Amount      Offering      Aggregate       Regis-
of Securities to be         to be       Price         Offering        tion
Registered                Registered    Per Share     Price           Fee (3)

Common Stock              1,500,000     $5.00         $7,500,000       $2,085

ommon Stock held
by Selling                  250,000     $4.00 (2)      1,000,000          278
Securityholders

TOTAL                     1,750,000                   $8,500,000       $2,363

    (1)     There is no current market for the securities.
    (2) There is no current market for the securities and the per share book value of the common stock is $(.0268). Consequently the proposed per share offering price for the common stock held by the Selling Securityholders is estimated for purposes of calculating the amount of registration fee.
    (3) Estimated solely for the purpose of calculating the registration fee based on Rule 457(f)(2).
    (4)     Paid by electronic transfer.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
       SECTION 8(A), MAY DETERMINE.

               The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



PROSPECTUS                     Subject to Completion, Dated March ______, 1999

                         ALPINE ENTERTAINMENT, INC.

       1,500,000 Shares of Common Stock at $5.00 per Share and
          250,000 Shares of Common Stock to be Sold by the
                         Holders thereof

               The Registration Statement of which this
       Prospectus is a part relates to the offer and sale by Alpine Entertainment, Inc., a Delaware corporation (the "Company") of 1,500,000 shares (the "Shares") of its common stock, $.0001 par value per share (the "Common Stock") at $5.00 per share. See "DESCRIPTION OF SECURITIES". The Company is offering a minimum of 300,000 Shares (the "Minimum Offering") and a maximum of 1,500,000 Shares (the "Maximum Offering"). All funds received by the Company with respect to the sale of the first 300,000 Company Shares will be deposited in a special escrow account to be established by the Company at a federally insured national bank. If 300,000 Shares are not sold within one hundred eighty days (180) following the effective date of the Registration Statement of which this Prospectus is a part (the "Effective Date"), the offering will automatically terminate and all funds received from the sale of the Shares will be returned to the purchasers thereof. Once funds from the sale of 1,500,000 Shares have been received, the Company will not accept any further purchasers and any funds tendered therefor will be returned. There can be no assurance that the Minimum Offering will be sold. See
       "RISK FACTORS--If Minimum Offering Is Not Sold".   The
       Company intends to offer its Shares through member firms of the National Association of Securities Dealers, Inc., but as of the date hereof has not entered into any agreements or arrangements for such sale by any firm. There can be no assurance that the Company will be able to locate any firms that will sell the Shares. See 'PLAN OF DISTRIBUTION" The offering price of the Shares was determined arbitrarily by the Company and the offering price is not necessarily related to asset or book value, net worth or any other established criteria of value.

               Alpine Entertainment, Inc. is a Delaware corporation formed in 1998 to distribute domestically and internationally motion pictures or other entertainment media programming. The Company anticipates that it may participate in other aspects of the film industry, including the acquisition, production and sale of entertainment media properties or the acquisition of companies, or the assets of companies, involved in the development, production, distribution, acquisition or sale of entertainment media properties either by itself or through affiliates or joint venture or other relationships.
       On February 10, 1999, the Company acquired its only operating subsidiary, Alpine Pictures International, Inc., an operating California independent film distribution company. (Unless otherwise indicated all references hereinafter to the "the Company" refer to Alpine Entertainment, Inc. and its subsidiaries) The Company focuses on the distribution of quality films but may also distribute or acquire other entertainment programming such as made-for-television movies, home videos, television series, mini-series, CD-ROM programming and interactive games.


        THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS
          BEGINNING ON PAGE 5 AND "DILUTION" BEGINNING ON PAGE 12.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
    AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
     THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
       ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The Registration Statement of which this Prospectus is a part also relates to the offer and sale of 250,000 shares of Common Stock of the Company (the "Selling Securityholders Shares") by the holders thereof (the "Selling Securityholders"). All costs incurred in the registration of the Shares and the Selling Securityholders' Shares are being borne by the Company.

               The Selling Securityholders' Shares will become tradeable on or about the date of this Prospectus. Sales of the securities being offered by Selling Securityholders, or even the potential of such sales, may likely have an adverse effect on the market prices of the securities of the Company. The Selling Securityholders will receive the proceeds from the sale of the securities being offered by them. The Company will not receive any of the proceeds from such sales. The Selling Securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their securities on terms to be determined at the time of sale. See "PLAN OF DISTRIBUTION." The Selling Securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the Selling Securityholders' Shares being offered by them pursuant hereto.

               Prior to the offering of the securities
       described herein, there has been no public market for the Company's Common Stock, and no assurances can be given that a public market will develop following completion of this offering or that, if any such market does develop, it will be sustained. See "USE OF PROCEEDS."


                                          Underwriting         Proceeds to
                          Price to        Discounts and         Company or
                           Public         Commissions(1)     Other Persons (2)

Per Share                  $5.00               $0.50              $4.50

Minimum Offering         $1,500,000         $150,000           $1,350,000
 300,000 Shares
 of Common Stock

Maximum Offering
  1,500,000 Shares       $7,500,000         $750,000           $6,750,000
  of Common Stock

       (1) The Company is currently seeking one or more member firms of the National Association of Securities Dealers, Inc. to sell the Shares. There can be no assurance that the Company will be able to locate any such firm. The Company anticipates that if, however, a member firm is used discounts or commissions would not exceed 10% of the offering price.

       (2) Does not include offering costs estimated to be approximately $156,700.

               FOLLOWING THE COMPLETION OF THIS OFFERING,
       CERTAIN BROKER-DEALERS MAY BE THE PRINCIPAL MARKET MAKERS FOR THE SECURITIES OFFERED HEREBY. UNDER THESE CIRCUMSTANCES, THE MARKET BID AND ASKED PRICES FOR THE SECURITIES MAY BE SIGNIFICANTLY INFLUENCED BY DECISIONS OF THE MARKET MAKERS TO BUY OR SELL THE SECURITIES FOR THEIR OWN ACCOUNT. NO ASSURANCE CAN BE GIVEN THAT ANY MARKET MAKING ACTIVITIES, IF COMMENCED, WILL BE CONTINUED.

               IN CONNECTION WITH THIS OFFERING, CERTAIN
       UNDERWRITERS MAY ENGAGE IN PASSIVE MARKET MAKING
       TRANSACTIONS IN THE COMPANY'S COMMON STOCK ON NASDAQ
       IN ACCORDANCE WITH RULE 103 OF REGULATION M.  SEE
       "PLAN OF DISTRIBUTION".

               FOR A PERIOD OF AT LEAST ONE YEAR FOLLOWING
       CLOSING OF THIS OFFERING, THE COMPANY WILL BE REQUIRED BY THE SECURITIES EXCHANGE ACT OF 1934 TO FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH MATERIAL MAY BE INSPECTED AT THE COMMISSION'S PRINCIPAL OFFICES AT JUDICIARY PLAZA, 450 FIFTH STREET, N.W. WASHINGTON, D.C. 20459 AND COPIES MAY BE OBTAINED ON PAYMENT OF CERTAIN FEES PRESCRIBED BY THE COMMISSION. THE COMPANY WILL FURNISH TO HOLDERS OF ITS COMMON STOCK ANNUAL REPORTS CONTAINING AUDITED FINANCIAL STATEMENTS EXAMINED AND REPORTED UPON, AND WITH AN OPINION EXPRESSED BY AN INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT. THE COMPANY MAY ISSUE OTHER UNAUDITED INTERIM REPORTS TO ITS SHAREHOLDERS AS IT DEEMS APPROPRIATE.

               The date of this Prospectus is March ____, 1999

                             PROSPECTUS SUMMARY

               The following is a summary of certain
       information contained elsewhere in this Prospectus.
       Reference is made to, and this summary is qualified by, the more detailed information set forth in this Prospectus, which should be read in its entirety.

       THE COMPANY

               Alpine Entertainment, Inc. (the "Company") is a Delaware corporation formed in 1998 to distribute domestically and internationally motion pictures or other entertainment media programming. The Company anticipates that it may participate in other aspects of the film industry, including the acquisition, production and sale of entertainment media properties or the acquisition of companies, or the assets of companies, involved in the development, production, distribution, acquisition or sale of entertainment media properties either by itself or through affiliates or joint venture or other relationships.
       On February 10 ,1999, Alpine Entertainment, Inc. acquired Alpine Pictures International, Inc., an operating California independent film distribution company. See "THE COMPANY Alpine Pictures International, Inc.". The Company is engaged in the distribution of quality films in domestic and international markets including theatrical exhibition, home videos, network television, cable television, pay per view cable television, and nontheatrical exhibitors such as airlines, schools, hospitals, libraries, hotels, syndicated television and related markets. The Company may also have the right to license for distribution, pursuant to its distribution agreements, soundtrack music, CD-ROMs, interactive games and other merchandising items.

               The Company currently only has operations through its subsidiary, Alpine Pictures International, Inc. through which it has entered into oral or written distribution agreements for over ten motion pictures. Certain of these distribution agreements are for films produced by affiliates of the Company. See "BUSINESS Current Operations".

       RISK FACTORS

               There are substantial risk factors involved in investment in the Company. Investment in the Company is speculative and no assurances can be made of any return to investors. See "CERTAIN RISK FACTORS".

       TRANSFER AGENT

               The Company is in the process of obtaining a transfer agent for its securities. See "DESCRIPTION
       OF SECURITIES--Transfer Agent and Registrar."

       TRADING MARKET

               There is currently no trading market for the Company's securities. The Company intends to apply initially for admission to quotation of its Securities on the NASD OTC Bulletin Board and intends to apply for listing on the Nasdaq SmallCap Market when, and if, it qualifies therefor. If the Company's securities are not accepted for admission to quotation on the NASD OTC, the securities will be quoted on the daily quotation sheets published by the National Quotation Bureau, Inc., commonly known as the "pink sheets". There can be no assurance that the Company will qualify for quotation of its securities on the NASD OTC Bulletin Board. See "RISK FACTORS--Absence of Trading Markets" and "DESCRIPTION OF SECURITIES--Admission to Quotation on Nasdaq SmallCap Market or the NASD OTC Bulletin Board".

                           SELECTED FINANCIAL DATA

               The following table sets forth the selected consolidated financial data for the Company as of December 31, 1996 and 1997, and September 30, 1998:

       Income statement data:
                                                              Nine Months
                                Year Ended      Year Ended      ended
                                December 31,    December 31     September 30,
                                1997            1996            1998


Revenues                        $ 74,532                           46,143
Total operating expenses         786,137          77,477          625,627
Net Loss from Operations        (711,605)        (77,477)        (579,484)

Balance sheet data:
                                December 31,     December 31,    September 30,
                                  1997              1996            1998

Current Assets                     2,759           49,311          14,174
Due from Non-Combined
    Affiliate                    351,715           98,367         283,714
Fixed and other assets            72,743            4,417          36,366
     Total assets                427,217          152,095         334,154
Total Current liabilities         54,086            3,600         190,189


                                RISK FACTORS

       THE SECURITIES OFFERED HEREBY ARE SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THE SECURITIES OFFERED HEREBY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS, AS WELL AS ALL OF THE OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS AND THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS, INCLUDING ALL NOTES THERETO.

       LIMITED OPERATING HISTORY

               The Company has recently been formed to
       distribute motion pictures and other entertainment media programming. The Company has no operating history other than through its subsidiary, Alpine
       Pictures International, Inc. which has reflected losses since it commenced operations in 1996.

       RISKS INHERENT IN DISTRIBUTION OF MOTION PICTURES AND
       ENTERTAINMENT MEDIA PROGRAMMING

               The Company's revenue is derived from the distribution of motion picture rights which the Company acquires from others, principally the producer or owner of the motion picture. The Company's business is dependent on its ability to continue to acquire such rights to commercially exploitable motion pictures. The acquisition of such rights and the distribution of motion pictures is a highly speculative business. Because each motion picture is an individual artistic work and its commercial success is primarily determined by audience reaction, which is unpredictable, the revenues derived from a motion picture do not necessarily correlate to the costs incurred, and there can be no assurance as to the economic success of any motion picture. It is therefore difficult to identify and acquire films suitable for distribution by the Company on acceptable terms. The entertainment business, and the film and video industry in particular, are undergoing significant changes such that the ancillary markets, including home video, pay-per-view, cable television and free television have become increasingly important sources of revenue. Nevertheless, the traditional mainstay of a motion picture's economic performance, its theatrical success, may effect a picture's ability to generate revenue in ancillary markets. If programs are not well received in theatrical distribution or are not exhibited in theaters, their value in the ancillary markets may also be diminished.

               Television distribution is also highly
       speculative and inherently risky. The success of the Company's television distribution business is affected by some of the same factors described above and may also be impacted by prevailing advertising rates, which are subject to fluctuation. Thus, there is a substantial risk that some or all of the Company's television projects will not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized.

       PRIOR LOSSES

               The Company has incurred operating losses since inception. There is no assurance that the Company's revenues will grow or be earned at current levels, or that the Company will be profitable. There is no assurance that the Company will not incur operating deficits in the future. See "FINANCIAL STATEMENTS"

       IF MINIMUM OFFERING IS NOT SOLD

               If the Minimum Offering (300,000 Shares) is not sold by the Company within 180 days of the Effective Date, all funds received by the Company will be returned to the investors thereof with interest at the same rate as paid by the escrow bank. Investors should be aware that investment funds will be held in an escrow account maintained by the Company and investors will not be entitled to a return of their investment during such 180 day period.

       SUBSTANTIAL CAPITAL REQUIREMENTS, NEED FOR ADDITIONAL
       FINANCING

               If the Minimum Offering is sold, the Company will receive $1,500,000 gross proceeds and if the Maximum Offering is sold, the Company will receive $7,500,000 in gross proceeds. The acquisition of the rights and distribution of motion pictures requires substantial capital. The Company believes that the net proceeds of the Minimum Offering combined with current revenues should be adequate to permit the Company to continue its operations for the next 12 months. However, future events, including the problems, delays, expenses and difficulties frequently encountered by movie production companies may lead to cost increases that could make the net proceeds of this offering insufficient to fund the Company's proposed operations. The Company may seek additional sources of capital, including an additional offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available, from any source, or that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed. See "BUSINESS" and "USE OF PROCEEDS".

               The pace of the Company's development of its business plan and the number of films it is able to acquire for distribution is directly related to the amount of capital available to the Company for such purposes. The greater the number of Shares that are sold, the greater the amount of proceeds available to the Company to acquire distribution rights or otherwise develop its business plan.

       LACK OF DIVERSIFICATION

               The Company may not have the ability or
       sufficient capital to acquire a variety of films for distribution. If the Company is not able to diversify and acquire a number of different films for distribution, then the failure of one or two films could have a material adverse impact on the Company, causing shareholders to lose all or a substantial amount of their investment in the Company.

       DOMESTIC THEATRICAL DISTRIBUTION

               The Company will attempt to gain distribution of its motion pictures in all media, including domestic theatrical distribution. Many feature films do not gain theatrical distribution. The domestic theatrical market is dominated by several major motion picture studios which place their own films and films they acquire into such theaters. This domination limits the domestic distribution market for independently produced feature films. However, the Company intends to continue to develop its international distribution of motion pictures and its domestic distribution of films in other nontheatrical media forums.

       RISKS OF INTERNATIONAL BUSINESS

               The Company distributes motion pictures in the international and domestic market. The Company enters into distribution agreements with licensees in regard to each motion picture it distributes. Management of the Company anticipates that a significant percentage of the Company's revenues and income, if any, will be from foreign sources. Accordingly, the Company is subject to the risks inherent in conducting business across national borders, including, but not limited to, currency exchange rate fluctuations, international incidents, military outbreaks, economic downturns, government instability, nationalization of foreign assets, government protectionism and changes in governmental policy, any of which could have a material adverse effect on the Company's business and operations and its prospects for the future.


       CONTROL BY MANAGEMENT AND AFFILIATES

               Upon the closing of this Offering, the
       Company's executive officers and directors, together with entities affiliated with them, will beneficially own approximately 84.9% of the outstanding Common Stock. As a result, these stockholders will be able to exercise controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such control could be to delay or prevent a change of control of the Company unless the terms are approved by such stockholders.

       SPECULATIVE NATURE OF INVESTMENT.

               The entertainment industry is extremely
       competitive and the commercial success of any motion picture or other program is often dependent on factors beyond the control of the Company, including but not limited to audience preference and exhibitor acceptance. The Company may experience substantial cost overruns in marketing its programs, and may not have sufficient capital to successfully complete any of its projects. Competent subdistributors or licensees may not be available to assist the Company in its marketing efforts for its programs. The Company may not be able to sell or license its programs because of industry conditions, general economic conditions, competition from other producers and distributors, or lack of acceptance for its programs by studios, distributors, exhibitors and audiences. The Company may also incur uninsured losses for liabilities which arise in the ordinary course of business in the entertainment industry, or which are unforeseen, including but not limited to copyright infringement, product liability, and employment liability. See "BUSINESS."

       ADVERSE IMPACT OF GOVERNMENT REGULATION

                The Company will be subject to and affected by significant domestic and foreign government regulation. Restrictions on American programming in several foreign countries have been imposed by foreign governments. Domestic regulation governs the content and rating of motion pictures and other programming. Motion picture piracy, especially in foreign countries, may significantly reduce anticipated revenues. Government laws and regulations, whether existing today or adopted in the future, could adversely affect the Company's ability to market and have exhibited programs, and could impair the Company's profitability. See "BUSINESS - Regulation."

       DEPENDENCE ON KEY PERSONNEL

               Ryan Carroll and Roland Carroll are directors of the Company, officers and directors of its operating subsidiary, and serve as the Company's Chief Executive Officer and President, respectively. See "MANAGEMENT." Virtually all decisions concerning the conduct of the business of the Company, including the properties and rights to be acquired by the Company and the arrangements to be made for such distribution, are made by or significantly influenced by Messrs. Carroll. The loss of their services for any reason would have a material adverse effect on the Company's business and operations and its prospects for the future. The Company does not have a "key man" life insurance on the lives of any of its executive officers.

       CONFLICTS OF INTEREST

               The officers or directors of the Company have participated in and may continue to participate in other entities which engage in activities similar to those of the Company. Conflicts of interest may arise as a result of such officers or directors involvement with other ventures which may compete directly or indirectly with the Company. See "MANAGEMENT - Possible Conflicts of Interest."

       COMPETITION

               Motion picture production and distribution are highly competitive. The competition comes from both companies within the business and companies in other entertainment media which create alternative forms of leisure entertainment. The Company's competition for the acquisition of distribution rights to entertainment properties, includes major film studios such as The Walt Disney Company, Paramount Pictures Corporation, MCA, Columbia Pictures, Tri-Star
       Pictures, Twentieth Century Fox, Warner Brothers Inc. and MGM/UA, which are dominant in the motion picture industry, as well as numerous independent motion picture and television companies, broadcast television networks and pay television systems. Many of these organizations with which the Company competes have significantly greater financial and other resources than does the Company. With greater resources, these companies are able to pay more to acquire film properties and to distribute films to a greater market.

       ABSENCE OF DIVIDENDS

               The Company has never paid cash dividends on the Common Stock and no cash dividends are expected to be paid on the Common Stock in the foreseeable future. The Company anticipates that for the foreseeable future all of its cash resources and earnings, if any, will be retained for the operation and expansion of the Company's business.

       SUBSTANTIAL AND IMMEDIATE DILUTION

               The initial public offering price of the Shares is higher than the net tangible book value of the Company's Common Stock. Investors will sustain immediate dilution of between $4.02 (based on the Maximum Offering) and $4.76 (based on the Minimum Offering) per Share based on the net tangible book value of the Company as of September 30, 1998. Existing shareholders acquired their shares of Common Stock at a price substantially lower than the offering price and, accordingly, new investors will bear a disproportionate part of the financial risk associated with the Company's business. See "DILUTION."

       ISSUANCE OF FUTURE SHARES MAY DILUTE PRESENT
       INVESTORS' PER SHARE VALUE

               The Certificate of Incorporation of the
       Company authorizes the issuance of a maximum of 100,000,000 shares of Common Stock, $.0001 par value and 20,000,000 shares of "non-designated" preferred stock. As of the date hereof there are 3,475,000 shares of Common Stock outstanding and no shares of preferred stock outstanding. The future issuance of all or part of the remaining authorized Common Stock may result in substantial dilution in the percentage of the Company's Common Stock held by the Company's then existing shareholders. Moreover, any Common Stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of Company's shares for future acquisitions, or other items, may have the effect of diluting the value of shares held by investors, and might have a material adverse effect on any trading market, should a trading market develop for the Company's securities.

       SELLING SECURITYHOLDERS MAY SELL SECURITIES AT ANY
       PRICE OR TIME

               After effectiveness of the Registration
       Statement of which this Prospectus forms a part, the Selling Securityholders may offer and sell their securities at a price and time determined by the Selling Securityholder in accordance with applicable federal and state securities laws. The timing of the sales and the price at which the securities are sold by the Selling Securityholders could have an adverse effect upon the public market for the securities, should one develop. Selling Securityholders who are affiliates of the Company will be subject to limitations of Rule 144, including its volume limitations in the sale of their securities.

       POSSIBILITY OF ISSUANCE OF ADDITIONAL PREFERRED STOCK
       COULD DEPRESS MARKET PRICE

               The Company has 20,000,000 shares of
       non-designated preferred stock authorized which it may issue from time to time by action of the Board of Directors. As of the date hereof, the Company has not issued any shares of preferred stock. The Board may designate voting and other preferences which designations may give the holders of the preferred stock voting control and other preferred rights such as to liquidation and dividends. The authority of the Board of Directors to issue such stock without shareholder consent may have a depressive effect on the market price of the Company's Common Stock even prior to any such designation or issuance of the preferred stock.

       POTENTIAL ANTI-TAKEOVER EFFECT OF ISSUANCE OF
       PREFERRED STOCK

               The Board of Directors has the authority, without further approval of the Company's stockholders, to issue preferred stock, having such rights, preferences and privileges as the Board of Directors may determine. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of the Company or other take-over attempt and could adversely materially affect the rights of holders of shares of Common Stock.

       LIMITATION OF LIABILITY AND INDEMNIFICATION OF
       OFFICERS AND DIRECTORS

               The Certificate of Incorporation and By-Laws of the Company provide that the Company shall indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. The Company's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate the Company's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of the Company, and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.

       PENNY STOCK REGULATION

               The Company has determined to offer the Shares at $5.00 per share. This price has been arbitrarily determined by the Company. However, if the Company is unable to sell its Shares for such price or if the market price of its Common Stock, if a market for its Common Stock develops and is maintained, falls below $5.00 per share, then the Common Stock of the Company may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.
        The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities.

       SHARES AVAILABLE FOR RESALE PURSUANT TO RULE 144

               All the issued and outstanding shares of the Company are "restricted securities" as such term is defined in Rule 144 ("Rule 144") promulgated under the Securities Act of 1933 (the "1933 Act"). In general, under Rule 144, if adequate public information is available with respect to a company, a person who has satisfied a one year holding period as to his restricted securities or an affiliate who holds unrestricted securities may sell, within any three month period, a number of that company's shares that does not exceed the greater of one percent of the then outstanding shares of the class of securities being sold or, if the security is trading on the Nasdaq Stock Market or on an exchange, the average weekly trading volume during the four calendar weeks prior to such sale. Sales of restricted securities by a person who is not an affiliate of the company (as defined in the 1933 Act) and who has satisfied a two year holding period may be made without any volume limitation. The outstanding restricted securities of the Company may become eligible for sale in the public market pursuant to Rule 144 without additional capital contribution to the Company. Possible or actual sales of the Company's outstanding Common Stock by all or some of the present stockholders may have a material adverse effect on the market price of the Company's Shares should a public trading market develop.

       LACK OF PRIOR MARKET FOR COMMON STOCK; NO ASSURANCE OF
       PUBLIC TRADING MARKET

               Prior to this offering, no public trading market existed for the Common Stock of the Company. There can be no assurance that a public trading market for the Common Stock will develop or that a public trading market, if developed, will be sustained. If a trading market does in fact develop for the Shares offered hereby, there can be no assurance that it will be maintained. Furthermore, if for any reason the Common Stock is not listed on the NASD OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the Common Stock may have difficulty in selling their Common Stock should they desire to do so.

       COMPUTER SYSTEMS REDESIGNED FOR YEAR 2000

        Many existing computer programs use only two digits to identify a year in such program's date field.
       These programs were designed and developed without consideration of the impact of the change in the century for which four digits will be required to accurately report the date. If not corrected, many computer applications could fail or create erroneous results by or following the year 2000 ("Year 2000 Problem"). Many of the computer programs containing such date language problems have not been corrected by the companies or governments operating such programs. Although the Company's operations are not computer dependent or reliant, the Company could be impacted by the failure of other domestic and international companies and countries to timely correct their computer systems, telephone systems, mail and package delivery systems, transportation systems, financial systems, and others. The Company's operations are dependent on the Internet, the telephone system, and delivery systems. If any of these systems or systems of other companies or countries by which the Company is affected become inoperational the Company will be directly and significantly affected. The extent or duration of the problems connected with the Year 2000 Problem are impossible to predict.

                                 THE COMPANY

               Alpine Entertainment, Inc. (the "Company") is a Delaware corporation formed in 1998 to distribute domestically and internationally motion pictures or other entertainment media programming. The Company anticipates that it may participate in other aspects of the film industry, including the acquisition, production and sale of entertainment media properties or the acquisition of companies, or the assets of companies, involved in the development, production, distribution, acquisition or sale of entertainment media properties either by itself or through affiliates or joint venture or other relationships. The Company has two subsidiaries, Alpine Pictures International, Inc., an operating California independent film distribution company and Alpine Television, Inc. which is newly-formed and not yet operational.

               The Company is engaged in the distribution of quality films in domestic and international markets including theatrical exhibition, home videos, network television, cable television, pay per view cable television, and nontheatrical exhibitors such as airlines, schools, hospitals, libraries, hotels, syndicated television and related markets. The Company may also contract for the right to exploit, pursuant to its distribution agreements, soundtrack music, CD-ROMs, interactive games and other merchandising items.

               The Company currently only has operations through its subsidiary, Alpine Pictures International, Inc. through which it has entered into oral or written distribution agreements for over ten motion pictures. Certain of these distribution agreements are for films produced by affiliates of the Company. See "BUSINESS Current Operations".

       ALPINE PICTURES INTERNATIONAL, INC.

               Alpine Pictures International, Inc. ("APII") is an operating California corporation formed in July, 1996 engaged in the distribution domestically and internationally of full length motion pictures, made-for-television movies, home videos, televisions series, mini-series, CD-ROM programming and interactive games based on the literary properties it licenses through its distribution agreements. APII served as the general partner of Alpine Releasing Partners I, L.P., formed in July, 1996. On February 18, 1998, the Alpine Releasing Partners I, L.P. was merged into APII with the issuance of one share of APII common stock for each $0.85 of limited partnership interest resulting in a total issuance of 1,344,716 shares of common stock by APII to the limited partners.

               The Company acquired 69.9% of the outstanding shares of APII on February 10, 1999, through the exchange of shares of common stock of APII, at a one-for-one ratio, for shares of Alpine Entertainment,
       Inc.   APII has an authorized capitalization of
       20,000,000 shares of common stock, no par value, of which 7,180,849 are outstanding to date, including 3,225,000 held by the Company, and 10,000,000 shares of non-designated preferred stock, no par value, of which no shares have been designated or issued. The directors of APII are Tom Hamilton, Rene Torres, Roland Carroll, Ryan Carroll, and Greg Cozine. Rene Torres serves as President and Tom Hamilton serves as Chief Financial Officer and Secretary of APII.

       ALPINE TELEVISION, INC.

               Alpine Television, Inc. ("ATI") was
       incorporated in Delaware in February, 1999, to distribute and develop entertainment media projects for presentation on television, including pay-per-view, pay, network, syndication or basic cable television. ATI has an authorized capitalization of 100,000,000 shares of common stock of which 1,000 shares are outstanding and 20,000,000 shares of non-designated preferred stock of which none are outstanding. The Company owns all 1,000 outstanding shares of ATI. ATI has no operations to date. Ernani Di Massa, Jr., serves as chief executive officer of ATI and David Craddick serves as its president.

       EMPLOYEES

               The Company has eleven full-time employees, including its executive officers. The Company utilizes independent contractors and consultants from time to time to assist in promoting, marketing, and distributing motion pictures. The independent contractors are generally paid on a commission, hourly or job-related basis, depending on the service being performed. The Company does not have a collective bargaining agreement with its employees and is not aware of any labor disputes.

       OFFICES/PROPERTY

               The Company is presently leasing approximately 4,000 square feet of office space at 6919 Valjean Avenue, Van Nuys, California 91406 from Alpine Pictures, Inc., an affiliate of the Company. The lease expires in January, 2001, with a right to renew for five additional years at fair market value rental rates. The basic rental rate for the office space allocated to the Company is $6,760 per month, with annual increases at the same rate as increases in the Consumer Price Index. The office lease is a modified gross lease providing for the pass-through to the tenant of a pro rata portion of property taxes, assessments, common area charges and other property operating costs.

                               USE OF PROCEEDS

               If the Maximum Offering is sold, the proceeds to the Company will be $7,500,000 and if the Minimum Offering is sold, the proceeds to the Company will be $1,500,000 not including broker or underwriting commissions which the Company anticipates will not exceed 10% of the proceeds. The Company anticipates that it may utilize certain Shares for use in acquiring distribution rights to motion pictures or other entertainment media properties and to develop its business plan which may include participation in other aspects of the film industry, including the acquisition, production and sale of entertainment media properties or the acquisition of companies, or the assets of companies, involved in the development, production, distribution, acquisition or sale of entertainment media properties either by itself or through affiliates or joint venture or other relationships.

               The following table sets forth the Company's anticipated use of proceeds from the offering:

                                        Minimum Offering     Maximum Offering
Total Proceeds                           $ 1,500,000           $  7,500,000
Commissions or underwriting Fees             150,000                750,000
Offering expenses                            160,000                160,000
Administrative expenses                      480,000                660,000
Acquisition of entertainment
           media properties                  461,500              3,854,500
Co-production                                142,000              1,186,000
Development                                   35,500                296,500
Contingency                                   71,000                593,000

               The foregoing represents the Company's best estimate of the net proceeds of the offering based on current planning and business conditions. The exact allocation of the proceeds for the purposes set forth above and the timing of the expenditures may vary significantly depending upon the exact amount of funds raised, the time and cost involved in locating media properties, and other factors.

               The Company believes that the proceeds from the Minimum Offering in addition to revenues from operations will be sufficient to fund its operations for the next 12 months, although such development would be at a reduced pace than if the Maximum Offering proceeds were received. If an amount less than Maximum Offering is raised, the Company may be required to delay, scale back or eliminate parts of its development plan or obtain funds through additional financing, including loans or offerings of its securities. The Company has no agreements or understandings with respect to any future financing or loan agreements.


                                  DILUTION

               Purchasers of the Shares will experience immediate and substantial dilution in the value of their Shares after purchase. Dilution represents the difference between the initial public offering price per share paid by the purchasers in the offering and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share represents the net tangible assets of the Company (total assets less total liabilities), divided by the number of shares of Common Stock outstanding upon closing of the offering. The Company is a new company without operations or revenues except through its operating subsidiary. No relevant determination of dilution can be from the book value of the Company without assuming the book value of its subsidiary.

               As of September 30, 1998, the Company's
       subsidiary had a net tangible book value of $(.0268).
         Any  purchases of Shares in an amount above that
       book value would cause an immediate dilution to the
       investor.

               The following table sets forth, on a pro forma basis, the differences between existing shareholders and new investors in the offering with respect to the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price per share paid by existing shareholders and by new investors:

Minimum Offering:                                         Percentage
                                   Percen-                of Total     Average
                                   tage of      Consid-   Consider-    Price
                                   Outstanding  eration   ation        per
                     Number        Shares       Paid      Paid         Share

Existing
  Shareholders        3,475,000     91.4%          $423     0.03%      $.0001
New Investors           300,000      8.6      1,500,000     99.97%     $ 5.00

Total                 3,775,000      100%    $1,500,423      100%

Maximum Offering:
                                                            Percentage
                                    Percen-                 of Total   Average
                                    tage of      Consid-    Consid-    Price
                                    Outstanding  eration    eration    per
                     Number         Shares       Paid       Paid       Share

Existing
  Shareholders       3,475,000       69.8%           $423        *%     $.0001
New Investors        1,500,000       30.1       7,500,000     99.99%    $ 5.00

Total                4,975,000       100%      $7,500,423     100%

* Less than .01%

                              DIVIDEND POLICY

                The Company presently does not intend to pay cash dividends on the Common Stock in the foreseeable future and intends to retain future earnings, if any, to finance the expansion and development of its business. Any future decision of the Company's Board of Directors to pay dividends will be made in light of the Company's earnings, financial position, capital requirements and other relevant factors then existing.


                                  BUSINESS

               The Company's current principal business is the acquisition of distribution and ancillary rights and the domestic and international distribution of motion pictures and entertainment media properties. The Company has operations only through its subsidiary, Alpine Pictures International, Inc. which it acquired on February 10, 1999.

       MOTION PICTURE INDUSTRY OVERVIEW

               The United States motion picture industry is
       dominated by the "major" studios, including The Walt Disney Company, Paramount Pictures Corporation, Warner Brothers, Inc., MCA, Twentieth Century Fox, Columbia Pictures, Tri-Star Pictures and MGM/UA. The major studios are typically large diversified corporations that have strong relationships with creative talent, exhibitors and others involved in the entertainment industry and whose libraries of motion pictures provide a stable source of earnings which offset the variations in the financial performance of their motion picture releases and other aspects of their motion picture operations. The major studios have historically produced and distributed the vast majority of high grossing theatrical motion pictures
       released annually in the United States.   These major
       studios maintain generally control distribution of pictures produced by their studio and may as well as obtain the distribution and ancillary rights to motion pictures and other entertainment media productions produced by independent or other studios.

               In recent years, "independent" films have been successfully marketed and have received commercial acclaim. Of the five pictures nominated for "best picture" by the Academy of Motion Pictures (Oscars) in 1996, four, Fargo, The English Patient, Shine and Secrets and Lies, were independent films. The independent film studios earned most of the major Oscars in 1996, including, best picture, best actor, best actress, best supporting actress, and best director. Management of the Company believes that the success of the independent studios in 1996 may be the beginning of a greater demand for independent films in the international and domestic market.

               The motion picture industry consists of two principal activities: production and production financing and distribution, which involves the promotion and exploitation of motion pictures in a variety of media, including theatrical exhibition, home video, television and other ancillary markets, both domestically and internationally.

       MOTION PICTURE PRODUCTION AND FINANCING

               The production of a motion picture usually involves four steps: development, pre-production, production and post-production. During development, the screenplay is commissioned or acquired. The screenplay may be adapted from an existing work acquired by the producer or developed as an original screenplay having its genesis in a story line or scenario conceived or acquired by the producer. In the development phase, the producer typically seeks production financing and tentative commitments from a director, the principal cast members and other creative personnel. A proposed production schedule and budget are also prepared during this phase.

               Upon completing the screenplay and arranging financing commitments, pre-production of the motion picture begins. In this phase, the producer engages creative personnel to the extent not previously committed; finalizes the filming schedule and production budget; obtains insurance and secures completion guaranties, if necessary; establishes filming locations and secures any necessary studio facilities and stages, and prepares for the start of actual filming.

               The production phase begins when principal photography begins and continues until completion of principal photography, generally less than a period of three months.

               Following completion of principal photography in the post-production phase, the motion picture is edited, opticals, dialogue, music and any special effects are added, and voice, effects and music sound tracks and pictures are synchronized. This results in the production of the negative from which release prints of the motion picture are made.

               Production costs consist of acquiring or developing the screenplay, film studio rental, principal photography, post-production and the compensation of creative and other production personnel.

               The major studios generally fund production costs from cash flow generated by motion picture and related activities or, in some cases, from unrelated businesses or through off-balance sheet methods. Substantial overhead costs, consisting largely of salaries and related costs of the production staff and physical facilities maintained by the major studios, also must be funded. Independent production companies generally avoid incurring overhead costs as substantial as those incurred by the major studios by hiring creative and other production personnel and retaining the other elements required for pre-production, principal photography and post-production activities on a picture-by-picture basis. Sources of funds for independent production companies may include bank loans, "pre-licensing" of distribution rights, equity offerings and joint ventures. Independent production companies generally attempt to obtain all or a substantial portion of their financing of a motion picture prior to commencement of principal photography, at which point substantial production costs begin to be incurred and require payment.

               Distribution expenses, which consist primarily of the costs of advertising and preparing release prints, are not included in direct production costs.

               "Pre-licensing" of film rights is often used by independent film companies to finance all or a portion of the direct production costs of a motion picture. By "pre-licensing" film rights, a producer obtains amounts from third parties in return for granting such parties a license to exploit the completed motion picture in various markets and media, which rights include distribution rights. Production companies with distribution divisions may retain the right to distribute the completed motion picture either domestically or in one or more international markets. Other production companies may separately license theatrical, home, video, television and all other distribution rights among several licensees.

               In connection with the production and
       distribution of a motion picture, major studios and independent production companies often grant contractual rights to actors, directors, screen writers, and other creative and financial contributors to share in revenues or net profits (as defined in their respective agreements) from such motion picture. Except for the most sought-after talent, these third-party participators are generally payable after all distribution fees, marketing expenses, direct production costs and financing costs are recouped in full.

       MOTION PICTURE DISTRIBUTION

               Distribution of a motion picture involves domestic and international licensing of the picture for (a) theatrical exhibition, (b) non-theatrical exhibition, which includes airlines, hotels and armed forces facilities, (c) video cassettes, (d) presentation on television, including pay-per-view, pay, network, syndication or basic cable and (e) marketing of the other rights in the picture and underlying literary property, which may include books, merchandising and soundtracks. In recent years, revenues from the licensing of rights to distribute motion pictures in ancillary (i.e., other than domestic theatrical) markets, particularly international pay and free television, have increased significantly.

               The distributor typically acquires rights from the producer to distribute a motion picture in one or more markets and/or media. For its distribution rights, the distributor generally agrees to pay to the producer a certain minimum advance or guarantee upon the delivery of the completed motion picture, which amount will be recouped by the distributor out of revenues generated from the distribution of the motion picture in the particular media or territories. After the distributor has recouped the amount advanced (if any) plus its distribution costs, the distributor is then entitled to retain ongoing distribution fees computed as a percentage of the gross revenues generated from its distribution of the picture. The producer is thereafter entitled to receive all remaining revenues in excess of the ongoing distribution fee retained by the distributor.

               A substantial portion of a film's ultimate revenues are generated in a film's initial distribution cycle (generally the first five years after the film's initial domestic theatrical release). Commercially successful motion pictures, however, may continue to generate revenues after the film's initial distribution cycle from the relicensing of distribution rights in certain media, including television and home video, and from the licensing of distribution rights with respect to new media and technologies.

       THEATRICAL DISTRIBUTION

               The theatrical distribution of a motion
       picture involves the licensing and booking of the motion picture to theatrical exhibitors, the promotion of the picture through advertising and publicity campaigns and the manufacture of release prints from the film negative. Expenditures on these activities, particularly on promotion and advertising, are often substantial and may have a significant impact on the ultimate success of the film's theatrical release. Moreover, as the vast majority of these costs (primarily advertising costs) are incurred prior to the first weekend of the film's domestic theatrical release, there is not necessarily a correlation between these costs and the film's ultimate box office performance. In addition, the ability to distribute a picture during peak exhibition seasons, including the summer months and the Christmas holidays, may affect the theatrical success of the picture.

               While arrangements for the exhibition of a film vary greatly, there are certain fundamental economic relationships applicable to domestic theatrical distribution. Theater owners (the "exhibitors") retain a portion of the admission paid at the box office ("gross box office receipts"). The share of the gross box office receipts retained by an exhibitor generally includes a fixed amount per week (in part to cover overhead), plus a percentage of receipts that escalates over time. The balance ("gross film rentals") is remitted to the distributor. The distributor then retains a distribution fee from the gross film rentals and recoups the costs incurred in distributing the film which consist primarily of the cost of advertising and the cost of release prints for exhibition. The balance of gross film rentals, after deducting distribution fees and any additional distribution costs recouped by the distributors ("net film rentals"), is then remitted to the producer of the film.

       THE ANCILLARY MARKETS

               The rights to ancillary markets, including nontheatrical, video, cable, television, music and merchandising, are generally sold for distribution after initial theatrical distribution. The sale or licensing of ancillary rights continues to be a growing source of revenue for motion pictures. These rights can be sold as a package or individually as follows:

               HOME VIDEOS. A motion picture typically becomes available for videocassette distribution within four to six months after its initial domestic theatrical release. Home video distribution consists of the promotion and sale of video cassettes to local, regional and national video retailers which rent or sell video cassettes to consumers primarily for home viewing. Certain films may never be released to theaters but be immediately released to the home video market. The Company anticipates that its films may be released directly to the home video market.

               TELEVISION. Television rights can include the following:

               Pay Television - The right to broadcast the motion picture over cable systems nationwide as part of a paid subscription to the cable channels or via other media such as direct broadcast satellite.

               Pay-Per-View Cable - The right to broadcast the motion picture over cable systems for a fee on a per-viewing basis.

               Network Television - The right to license to one of the major television networks for one or more broadcasts of the motion picture.

               Syndicated Television - The right to market television rights on a market-by-market basis to individual television stations around the country for a specific number of broadcasts or for an unlimited number of broadcasts over a period of time.

               Television rights are generally licensed first to pay-per-view for an exhibition period within six to nine months following initial domestic theatrical release, then to pay television approximately twelve to fifteen months after initial domestic theatrical release, thereafter in certain cases to free television for an exhibition period, and then to pay television again. These films are then syndicated to either independent stations or basic cable outlets. Pay-per-view allows subscribers to pay for individual programs. Pay television allows cable television subscribers to view such services as HBO, Cinemax, Showtime, The Movie Channel or Encore Media Services offered by their cable system operators for a monthly subscription fee. Since groups of motion pictures are typically packaged and licensed as a group for exhibition on television over a period of time, revenues from these television licensing "packages" may be received over a period that extends beyond five years from the initial domestic theatrical release of a particular film. Motion pictures are also "packaged" and licensed for television broadcast in international markets.

               NON-THEATRICAL. The rights to distribute the film to the armed services, airlines, schools, hospitals, cruise ships, correctional facilities, community groups, libraries, hotels and motels in other than 35mm gauge release prints or in video format.

               OTHER RIGHTS.   Music contained in a film may
       be licensed for sound recording, public performance and sheet music publication. Rights in motion pictures may be licensed to merchandisers for the manufacture of products such as video games, toys, T-shirts, posters and other merchandise. Rights may also be licensed to create novelizations of the screenplay and other related book publications.

                FOREIGN MEDIA. The right to market all of the above rights, including theatrical exhibition, on a territory-by-territory basis in foreign countries.

       INTERNATIONAL MARKETS

               In addition to their domestic distribution activities, motion picture producers and distributors generate substantial revenues from distribution of motion pictures in international markets (in the same media in which films are distributed in the domestic market). Through its subsidiary, the Company has primarily concentrated its distribution operations in the international market and anticipates that it will continue to do so.

       CURRENT OPERATIONS OF THE COMPANY OVERVIEW

               As of the date hereof, the Company's
       operations have consisted of the distribution of motion pictures. The Company primarily concentrates on the distribution of films ranging between $1,000,000 to $5,000,000 in production costs. The Company generally enters into an agreement with an owner or producer of a motion picture which agreement provides for the Company to serve as the exclusive distributor agent for the owner/producer in designated territories for a specified term (the "Sales Agency Agreement", also referred to "Distribution Agreement"). The Sales Agency Agreement may also grant the Company certain other rights to distribute the motion picture in all media, including but not limited to, theatrical exhibition, non-theatrical exhibition, all forms of television, and home video. The Company also attempts to acquire the merchandizing, publication and sound track rights to the motion picture.

               In consideration for these rights, the Company usually pays the owner/producer of the firm a cash advance which cash advance is reimbursable from the gross receipts derived from the film in such designated territory. The Company usually agrees to pay for distribution costs, including reworking the film to meet foreign country standards, technical materials and other items stipulated in the Sales Agency Agreement, which are also reimbursed from gross receipts to a certain agreed upon maximum level.
       After reimbursement of the cash advance and distribution costs, the Company then receives a percentage of the gross receipts derived from the film as negotiated in the Sales Agency Agreement ("Sales Agent Fee"). The remaining gross receipts are paid to the owner/producer. Under certain Sales Agency Agreement, the owner/producer receives a certain percentage from gross receipts prior to the reimbursement of the cash advance or distribution costs or payment of the Company's percentage.

               Generally, for each picture which the Company has agreed to distribute, it will enter into agreements with subdistributors allowing the subdistributor to license certain rights to the film in certain specified territories for a designated period of time (the "License Agreement"). The License Agreement stipulates exactly which rights are licensed including, for example, cinematic rights (theatrical, non-theatrical, public video), video rights (home video, commercial video), ancillary rights (hotels, airlines, ships) and/or television rights (cable TV, free TV, pay-for-view TV). For such licensing rights, the subdistributor will pay the Company a certain guaranteed amount. After payment of such guaranteed amount and recoupment of certain costs by the subdistributor, the Company will receive a percentage of the gross receipts received by the subdistributor in the exploitation of the film.

       CURRENT OPERATIONS SPECIFIC PROJECTS

               The Company has entered into Sales Agency
       Agreements for the following motion pictures.

                                       SALES AGENT
                                       AS PERCENT OF
                                       GROSS REVENUES
                                       FROM THE                 REIMBURSEMENT
       TITLES                          MOTION PICTURE(1)        CEILING (2)

       Lord Protector(3)(4)             20%                      $50,000
       Destiny of Marty Fine(4)         25% (of 60% of gross)    $50,000
       The Maze(4)                      25%                      $70,000
       Killers(4)                       30%                      $70,000
       Paper Dragon (4)                 20%                      $50,000
       Resolution (4)                   20% (Domestic)           $50,000
                                        25% (Foreign)
       Tear It Down (4)                 20%                      $50,000
       Salmon Run (4)                   25%                      $75,000
       Good Bye Paradise (4)            25%                      $75,000
       Lancelot-Guardian of Time        20%                      $50,000
       An Angel's Gift(3)(5)            20%                      $50,000
       Final Game(3)(5)(6)              20%                      $50,000
       Shalakan (3)(5)(6)               20%                      $50,000
       An Angel on Abbey
         Street(3)(5)(6)                20%                      $50,000
       Dead Homiez                      30%                      NA
       Rebel(3)(5)(6)                   20%                      $50,000

       (1)     Pursuant to the typical Sales Agency
               Agreement, APII is entitled to receive a percentage of the gross receipts from the licensing of the motion picture before the payment of any other expenses or any distributions to the producer.
       (2) The Sales Agency Agreements typically provide a ceiling for reimbursable costs. These expense ceilings do not include cash advances which may be made by the Company to the owner/producer which are generally repayable to the Company from the gross revenues earned by the motion picture.
       (3) This motion pictures was or is being produced or co-produced by an affiliate of the Company.
       (4)     This motion pictures is completed.
       (5) This motion picture is in pre-production or production phase.
       (6) The capital or financing for the production of this motion picture has not yet been raised or is only partially raised as of the date hereof.

       LICENSE AGREEMENTS

               The Company has entered into the following
       License Agreements providing for the international distribution of its films as follows:

               On or about May 14, 1998, APII licensed the following rights in Poland to Nuvola Corporation A.V.V. for seven years with respect to "Lancelot:
       Guardian of Time" for a licensing fee of U.S. $6,500:
       (a) cinematic rights, theatrical, non-theatrical, and public video; (b) video rights, home video cassette, commercial video, and home sell-thru; (c) ancillary rights, hotels, airlines, and ships flying the Polish flag and without bookings in the United States; (d) television rights, pay TV (terrestrial, cable, and satellite), and free TV (terrestrial, cable, and satellite); and (e) pay per-view rights, residential, non-residential, and demand view.

               On or about May 13, 1998, APII licensed the following rights in Yugoslavia to TUCK for seven years with respect to "Tear it Down" and "Killers" for an aggregate licensing fee of U.S. $6,000: (a) cinematic rights, theatrical, non-theatrical, and public video;
       (b) video rights, home video cassette, commercial video, and home sell-thru; (c) ancillary rights, hotels, airlines, and ships flying the Yugoslavian flag and without bookings in the United States; (d) television rights, pay TV (terrestrial, cable, and satellite), and free TV (terrestrial, cable, and satellite); and (e) pay-per-view rights, residential, non-residential, and demand view.

               On or about May 18, 1998, APII licensed the following rights in Spain to Telesis, S.L. for seven years with respect to "Killers" for a licensing fee of U.S. $15,000: (a) cinematic rights, theatrical, non-theatrical, and public video; (b) video rights, home video cassette, commercial video, and home sell-thru; (c) ancillary rights, hotels, airlines, and ships flying the Spanish flag and without bookings in the United States; (d) television rights, pay TV (terrestrial, cable, and satellite), and free TV (terrestrial, cable, and satellite); and (e) pay-per-view rights, residential, non-residential, and demand view.

               On or about May 19, 1998, APII licensed the following rights in the United Kingdom, Republic of Ireland, Malta, and Gibraltar to Third Millennium for seven years with respect to "Killers" for a licensing fee of U.S. $15,000: video rights, home video cassette, commercial video, and home sell-thru.

               On or about November 3, 1998, APII licensed the following rights in Spain to V.F. Multimedia, S.L. for ten years with respect to "Tear It Down," "Resolution," "Paper Dragons," "Lord Protector," "Lancelot," and "Tiger Street" for a licensing fee of U.S. $70,000: (a) pay-per-view rights, residential, non-residential, and demand view; (b) pay TV rights, terrestrial, cable, and satellite; and (c) free TV rights, terrestrial, cable, and satellite.

               On or about November 3,1998, APII licensed the following rights in the Philippines to Conrad Luzon for eight years with respect to "Paper Dragons" and "Lancelot" for a licensing fee of U.S. $2,000: (a) video rights, home video cassette, commercial video, and home sell-thru; (b) pay-per-view rights, residential, non-residential, and demand view; (c) pay TV rights, terrestrial, cable, and satellite; and (d) free TV rights, terrestrial, cable, and satellite.

               On or about November 3, 1998, APII licensed the following rights in Turkey to Inter Medea Teacart, Ltd. for seven years with respect to "Tear It Down" for a licensing fee of U.S. $5,000: (a) video rights, home video cassette, commercial video, and home sell-thru; (b) ancillary rights, hotels, airlines, and ships flying with the Turkish flag and without bookings in the United States; (c) pay-per-view rights, residential, non-residential, demand view; (d) pay TV rights, terrestrial, cable, and satellite; and
       (e) free TV rights, terrestrial, cable, and satellite.

               On or about November 3, 1998, APII licensed the following rights in Turkey to SAR-An International Co., Ltd. for five years with respect to "Tiger Street," "Paper Dragons," and a third film to be named for a licensing fee of U.S. $10,000: (a) video rights, home video cassette, commercial video, and home sell-thru; (b) pay-per-view rights, residential, non-residential, and demand view; (c) pay TV rights, terrestrial, cable, and satellite; and (d) free TV rights, terrestrial, cable, and satellite.

               On or about November 3,1998, APII licensed the following rights in the United Kingdom, Erie, Malta, and Gibraltar to Marquee Pictures for nine years with respect to "Dead Homes" for a licensing fee of U.S. $10,000: (a) video rights, home video cassette, commercial video, home sell-thru, and DID; (b) ancillary rights, hotels and ships flying the territory flag and without bookings in the United States; and (c) television rights, if Distributor secures an agreement for all television rights, Licensor will split minimum guarantee 50/50 with Distributor.

               On or about October 5, 1998, APII licensed the following rights in the United Kingdom, Republic of Ireland, Malta, and Gibraltar to Third Millennium Distribution Ltd. for five years with respect to "Tear It Down" for a licensing fee of U.S. $15,000: video rights, home video cassette, commercial video, and home sell-thru.

               On or about March 2, 1998, APII licensed the following rights in Turkey to Yen Taal Film for seven years with respect to "Paper Dragons" for a licensing fee of U.S. $3,000: television rights, pay TV (terrestrial, cable, and satellite), free TV (terrestrial, cable, and satellite), pay-per-view (residential, non-residential, and demand view).

               On or about February 27,1998, APII licensed the following rights in Latin America to Global Communications for seven years with respect to "Paper Dragons" for a licensing fee of U.S. $35,000: (a) video rights, home video cassette, commercial video, and home sell-thru; (b) pay TV rights, terrestrial, cable, and satellite; and (c) free TV rights, terrestrial, cable, and satellite.

               On or about March 2, 1998, APII licensed the following rights in the Philippines with Conrad Luzon for eight years with respect to "Lord Protector" for a licensing fee of U.S. $1,500: (a) video rights, home video cassette, commercial video, and home sell-thru;
       (b) pay-per-view rights, residential, non-residential, and demand view; (c) pay TV rights, terrestrial, cable, and satellite; and (d) free TV rights, terrestrial, cable, and satellite.

               On or about March 2, 1998, APII licensed the following rights in Malaysia to Suraya Filem Production for seven years with respect to "The Gift" (U.S. $2,000), "Lord Protector" (U.S. $2,000),
       "Lancelot" (U.S. $2,000)"Salmon Run" (U.S. $1,000),
       and "Goodbye Paradise" (U.S. $1,000) for a licensing fee of U.S. $8,000: (a) video rights, home video cassette, commercial video, and home sell-thru; (b) ancillary rights, hotels, airlines, and ships flying the Malaysian flag and without booking in the United States; (c) pay-per-view rights, residential, non residential, and demand view; (d) pay TV rights, terrestrial, cable, and satellite; and (e) free TV rights, terrestrial, cable, and satellite.

               On or about February 27, 1998, APII licensed the following rights in Mexico to Duplitek S.A. De C.V. for seven years with respect to "Paper Dragons" for a licensing fee of U.S. $2,500: video rights, home video cassette, commercial video, and home sell-thru.

               On or about February 27, 1998, APII licensed the following rights in Mexico to Duplitek S.A. De C.V. for seven years with respect to "Killers" for a licensing fee of U.S. $7,500: (a) video rights, home video cassette, commercial video, and home sell-thru;
       (b) pay TV rights, cable; and (c) free TV rights, terrestrial, cable, and satellite.

               On or about March 2,1998, APII licensed the following rights in Hong Kong and Macau to Mel Ah (HK) Co. Ltd. for seven years with respect to "Killers" and "Resolution" for a licensing fee of U.S. $7,000: (a) video rights, home video cassette, commercial video, home sell-thru, VCD, DID, and LO; (b) ancillary rights, hotels, airlines, and ships flying the territory flag and without bookings in the United States; (c) pay-per-view rights, residential, non-residential, and demand view; (d) pay TV rights, terrestrial, cable, and satellite; and (e) free TV rights, terrestrial, cable, and satellite.

               On or about March 1, 1998, APII licensed the following rights in India to Global Film Distributors, Inc. for seven years with respect to "Killers" for a licensing fee of U.S. $6,100: (a) cinematic rights, theatrical, non-theatrical, and public video; (b) video rights, home video cassette, commercial video, and home sell-thru; (c) ancillary rights, hotels, airlines, and ships flying the Indian flag and without bookings in the Units States; (d) pay-per-view rights, residential, non-residential, and demand view; and (e) pay TV rights, terrestrial, cable, and satellite; and (0 free TV rights, terrestrial, cable, and satellite.

               On or about February 27,1998, APII licensed the following rights in Russia, CIS, and the Baltic States in Worldvision Communications for seven years with respect to "Goodbye Paradise" (U.S. $5,000), "Paper Dragons" (U.S. $5,000), "Resolution" (U.S. $5,000), and "Pink As The Day She Was Born" (U.S. $5,000) for a licensing fee of U.S. $20,000: (a) cinematic rights, theatrical, non-theatrical, and public video; (b) video rights, home video cassette and commercial video; (c) ancillary rights, hotels, airlines, and ships flying the territory flag and without bookings in the United States; (d) pay TV rights, terrestrial, cable, and satellite; and free TV rights, terrestrial, cable, and satellite.

               On or about November 3,1998, APII licensed the following rights in Malaysia to Suraya Filem Production for five years with respect to "Tear It Down" and "Resolution" for a licensing fee of U.S. $2,500: (a) video rights, home video cassette, commercial video, and home sell-thru; (b) pay-per-view rights, residential, non-residential, and demand view;
       (c) pay TV rights, terrestrial, cable, and satellite; and (d) free TV rights, terrestrial, cable, and satellite.

               On or about March 25, 1998, APII licensed the following rights in Taiwan to Ta Lai Hwa Jaan Films Co., Ltd. for seven years with respect to "Killers" for licensing fee of U.S. $7,000: (a) cinematic rights, theatrical, non-theatrical, and public video;
       (b) video rights, home video cassette, commercial video, home sell-thru, and video gram; (c) ancillary rights, hotels airlines, and ships flying the Taiwanese flag and without bookings in the United States; (d) pay-per-view rights, residential, non-residential, and demand view; (e) pay TV rights, terrestrial, cable, and satellite; and (f) free TV rights, terrestrial, cable, and satellite.

               On or about May 20, 1998, APII licensed the following rights in Taiwan to Hwa Jaan Films Co. for seven years with respect to "Paper Dragon" for a licensing fee of U.S. $5,000: (a) video rights, home video cassette, commercial video, home sell-thru, video gram, and public video; (b) ancillary rights, hotels, airlines, and ships flying the Taiwanese flag and without bookings in the United States; (c) pay-per-view rights, residential, non-residential and demand view; (d) pay TV rights, terrestrial, cable, and satellite; and (e) free TV rights, terrestrial, cable, and satellite.

       The following table categorizes the above information by motion picture, licensed country, licensee and date:

Lord Protector        Italy           La Italiana Produzioni SAS      10/30/96
                      Poland          Novola Corp. A.V.V.             10/30/96
                      Russia          Dream Co., Ltd.                 10/30/96
                      Taiwan          USR Entertainment, Inc.         10/30/96
                      Latin America   Global Communications           11/18/97
                      Turkey          Yen Guven Filmcilik             11/10/97
                      Indonesia       Indo-American Entertainment     3/18/97
                      Thailand        Right Pictures Co., Ltd.        3/17/97
                      Hungary         Power Video                     3/5/97
                      Malaysia        Suaya Film Production           3/2/98
                      Philippines     Conrad Puzonan                  3/2/98
The Maze              Latin America   Global Communications           11/18/97
                      Russia          Worldvision Communications      11/6/97
                      Italy           Glickson Invesments Ltd.        6/2/97
Lancelot              Latin America   Global Communications           11/18/97
                      Indonesia       Pt. Parkit Films                11/10/97
                      Turkey          Yen Guven Filmcilik             11/10/97
                      Russia          Worldvision Communications      11/6/97
                      Poland          Nuvola Corporation AVV          5/14/98
                      Malaysia        Suraya Film Production          3/2/98
Dead Homes            Latin America   Global Communications           11/18/97
                      Thailand        Right Pictures Public Company   11/4/97
Destiny of Marty Fine Latin America   Global Communications           11/18/97
Killers               Uruguay         Mark Findley International Co.  11/11/97
                      France          Metropolitan Film Export        6/24/97
                      Brazil          Park Pictures & Entertainment   6/24/97
                      Germany         Splendid Film Gkein BmbH        6/5/97
                      Benelux         Exclusive Film and Video        5/28/97
                      Peru, Ecuador   Aowastar Ltd.                   5/28/97
                        Columbia
                      Korea           Oz Cinema                       3/17/97
                      Thailand        Right Pictures Co., Ltd.        3/17/97
                      Japan           Pueblo Film Distribution
                                            Hungary Kft.              3/1/97
                      United Kingdom  Third Millennium                5/19/98
                      Spain           Higher Dreams                   9/1/98
                      Former
                        Yugoslavia    Zvammir Djordavic               6/15/98
                      Hong Kong       Mei Ah International            3/2/98
                      Taiwan          Ta Lai Hwa Jaan Films           3/25/98
                      India           Global Film Dispural            3/1/98
Final Game            Indonesia       Pt. Parkit Films                11/10/97
Hollywood Blvd.       Russia          Worldvision Communications      11/6/97
Paper Dragon          Taiway          HWA Haan Films Co.              5/20/98
                      Turkey          Yen Taal Film                   3/2/98
                      Mexico          Duplitek                        3/3/98
                      Russia          Worldvision Communications      2/27/98
                      Latin America   Global Communications           2/27/98
The Gift              Malaysia        Suraya Film Production          3/2/98
Salmon Run            Malaysia        Suraya Film Production          3/2/98
Goodbye Paradise      Malaysia        Suraya Film Production          3/2/98
                      Russia          Worldvision Communications      2/27/98
Resolution            Russia          Worldvision Communications      2/27/98

       MARKETING AND SALES PLANS FOR DOMESTIC AND
       INTERNATIONAL DISTRIBUTION

               The Company intends to distribute programming in the domestic United States market and throughout the international market, either directly or through other distribution companies. The distribution of films and programs is accomplished by marketing them to exhibitors in trade shows and by other direct marketing methods. Distribution agreements typically provide that the distributor will pay the print and advertising costs incurred in marketing the films, and will in return receive reimbursement of its costs from the first gross revenues earned by the film, as well as a gross revenue or net profits interest in the film. Film distributors may give minimum guarantees for sales volumes and commit to pay a minimum amount regardless of actual sales. Foreign distributors often pay a fixed price up front and collect all gross revenues from the exhibition of the film in their territory for their own account.

               Television programs are generally sold
       directly to television stations and networks for licensing fees, whereby the producer can retain the right to sell the program in other markets and in syndication after its initial showing. Once full length motion pictures have had a theatrical release, they often can subsequently be distributed to television stations, cable television operators and home video sales and rental companies. In this regard, to the extent feasible, the Company intends to acquire the licensing rights to all of the ancillary rights to the programming distributed by it, including the right to distribute home videos, CD-ROM programs, interactive games, soundtracks, sequels and other applications based on the programming. The Company may distribute projects produced by its affiliates, or by unaffiliated producers. The terms and conditions of the Sales Agency Agreement (distribution agreements) are negotiated by management in arms length transactions with unaffiliated producers, or determined in its discretion when entered into with its affiliates.

               A "sales campaign", together with marketing costs, will comprise the bulk of the distribution costs for each film or program. The relative cost of the sales campaign will vary based on the market potential of the program. The core of the sales campaign is the cost of copies of the program including release prints and the cost of advertising the program in all media. Other elements of the sales campaign may include a "one" sheet (or posters), the press sheet (small size poster) and the press kit, the theatrical trailer, the video promotion reel, television and radio spots, trade paper, trade magazine, newspaper and magazine advertising layouts, and pre and post-release public relations including an electronic press kit.

               An artist is commissioned to create the basic art for the one-sheet. Specialized editors are commissioned to create the theatrical trailer, video promotional reel, and the radio and television spots. The one-sheet and other sales materials feature the basic art with the movie title and the paid-advertising credits. The press sheet is usually a single page. On the front side it features the same front cover as the one sheet, while the back contains a synopsis and a list of credits for both cast and crew. The theatrical trailer is usually from 90 seconds to three-and-one-half minutes long. An editor who specializes in trailer cutting is hired with the goal of creating a trailer which captivates the viewers and entices them to see the program in its entirety when released theatrically. The video promotional reel may be longer than the theatrical trailer, as it will be used in smaller presentations (typically on a private basis). Television and radio advertisements are cut to specific lengths: 15, 30 or 60 seconds. The trade paper and trade magazine advertisements are designed specifically for full-page insertion announcing availability of the program. The press kit contains a complete biographical breakdown of all key cast and crew members, an extensive synopsis, a complete list of all credits, six black and white stills depicting scenes from the picture, and a copy of the press sheet. All of these elements are enclosed in a corporate folder for distribution.

       TRADE SHOW MARKETING

               The Company intends, either by itself or with an affiliate, to maintain an office at each of the major film markets (AFM in Los Angeles, during late February early March; MIP, in Cannes, France during April; Cannes Film Festival and Market in Cannes,
       France during May; MIPCOM in Cannes, France during early October; and MIFED in Milan, Italy during late October and early November). The Company anticipates that it will attempt to establish a presence at the numerous film festivals and minor markets held throughout the world each year such as the USA Film Festival in Park City, Utah and the IFP in New York City.

       COMPETITION

               The entertainment industry is intensely
       competitive. The competition comes from companies within the same business and companies in other entertainment media which create alternative forms of leisure entertainment. The Company competes with several "major" film studios (the Walt Disney Company, Paramount Pictures Corporation, Universal Pictures, Columbia Pictures, Tri-Star Pictures, Twentieth Century Fox, Warner Brothers, Inc. and MGM/UA) which are dominant in the motion picture industry, as well as numerous independent motion picture and television production and distribution companies, television networks and pay television systems. These companies compete for the acquisition of literary properties, the services of performing artists, directors, producers and other creative and technical personnel, and production financing. Many of the organizations with which the Company competes have significantly greater financial and other resources than does the Company.

               There can be no assurance of the economic success of any entertainment project since the revenues derived from the production and distribution of motion pictures and programs (which do not necessarily bear a direct correlation to the production or distribution costs incurred) depend primarily upon their acceptance by the public, which cannot be predicted. The Company's films compete for audience acceptance and exhibition outlets with motion pictures produced and distributed by other companies. As a result, the success of any of the Company's films is dependent not only on the quality and acceptance of that particular film, but also on the acceptance of other competing films released into the marketplace at or near the same time.

               The entertainment industry in general, and the motion picture industry in particular, are continuing to undergo significant changes, primarily due to technological developments. These developments have resulted in the availability of alternative and competing forms of leisure time entertainment, including pay/cable television services and home entertainment equipment such as videocassette, video games and computers. Such technological developments have also resulted in the creation of additional revenue sources through the licensing of rights with respect to such new media, and potentially could lead to future reductions in the costs of producing and distributing motion pictures. In addition, the theatrical success of a motion picture remains a crucial factor in generating revenues in other media such as videocassette and television. Due to the rapid growth of technology, shifting consumer tastes, and the popularity and availability of other forms of entertainment, it is impossible to predict the overall effect these factors will have on the potential revenue from and profitability of feature-length motion pictures.

               There are many companies engaged in the
       acquisition, production and the distribution of feature length motion pictures. Many of these are seasoned companies with substantially greater resources, financial and otherwise, and more diverse or well known motion picture projects than the Company. The financial resources, established distribution arrangements, and more diverse or better known motion picture projects may provide such other companies with competitive advantages over the Company. There can be no assurance that the Company will be able to compete effectively.

               The distribution of theatrical motion pictures is also a highly competitive and speculative business involving a high degree of risk relative to the marketing, releasing, distribution, and other exploitation of films. Furthermore, each market and territory for the distribution of films is generally independent of all other markets, so that obtaining an agreement for the exploitation of films in one market or territory does not necessarily mean that a similar agreement will be obtained in other markets and territories. It is impossible to accurately predict the effects that any of these competitive factors may have on the success of films distributed by the Company. See "RISK FACTORS - Competition."

       SEASONALITY

               The Company expects to experience seasonality in its business, especially with respect to the performance of its motion pictures. Audiences for motion pictures tend to be larger during holiday periods and to be smaller during other months. Domestic theatrical motion picture distributors compete with on another for access to desirable motion picture screens, especially during Thanksgiving and Christmas holidays and the summer season. Foreign sales of motion pictures and other entertainment products tend to peak when the major international film markets are held. These film markets are generally held in February, May and October with the exact dates fluctuating from year to year. Video sales generally decline during the summer months. First run television programming is generally purchased in the spring for exhibition in the autumn months.

       INTELLECTUAL PROPERTY

               The Company may apply for a registered
       tradename on the Principal Register of the United States Patent and Trademark Office for its subsidiary "Alpine Pictures International, Inc." The Company intends to pursue registration of its trademarks wherever possible and to oppose vigorously any infringement of its marks. The Company is not aware of any infringing uses that could materially affect its business or any prior claim to trademarks that would prevent the Company from using trademarks in its business.

               Copyrights to the motion pictures and programs will, in almost all cases, remain with the producer of the film or program. The Company expects that only the distribution rights relating to the films will be acquired by it. The Company intends to take all steps necessary to protect its interest in any copyrights, including filing a public notice of such interest in the copyright, if appropriate.

       GOVERNMENT REGULATION

               In 1994, the United States was unable to reach agreement with its major international trading partners to include audiovisual works, such as television programs and motion pictures, under the terms of the General Agreement on Trade and Tariffs Treaty ("GATT"). The failure to include audiovisual works under GATT allows many countries (including members of the European Union, which consists of Belgium, Denmark, Germany, Greece, Spain, France, Ireland, Italy, Luxembourg, the Netherlands, Portugal and the United Kingdom) to continue enforcing quotas that restrict the amount of American programming which may be aired on television in such countries. The Council of Europe has adopted a directive requiring all member states of the European Union to enact laws specifying that broadcasters must reserve a majority of their transmission time (exclusive of news, sports, game shows and advertising) for European works. The directive does not itself constitute law, but must be implemented by appropriate legislation in each member country. In addition, France requires that original French programming constitute a required portion of all programming aired on French television. These quotas generally apply only to television programming and not to theatrical exhibition of motion pictures, but quotas on the theatrical exhibition of motion pictures could also be enacted in the future. There can be no assurance that additional or more restrictive theatrical or television quotas will not be enacted or that countries with existing quotas will not more strictly enforce such quotas. Additional or more restrictive quotas or more stringent enforcement of existing quotas could materially and adversely affect the business of the Company by limiting its ability to fully exploit the programs internationally.

               Distribution rights to motion pictures are granted legal protection under the copyright laws of the United States and most foreign countries. These laws provide substantial civil and criminal sanctions for unauthorized duplication and exhibition of motion pictures. Motion pictures, musical works, sound recordings, art work, still photography and motion picture properties are separate works, subject to copyright under most copyright laws, including the United States Copyright Act of 1976, as amended. The Company plans to take appropriate and reasonable measures to secure, protect and maintain or obtain agreements to secure, protect and maintain copyright protection for the programs under the laws of applicable jurisdictions. Management is aware of reports of extensive unauthorized misappropriation of videocassette rights to motion pictures. Motion picture piracy is an industry-wide problem. The Motion Picture Association of America, an industry trade association (the "MPAA"), operates a piracy hotline and investigates all reports of such piracy. Depending upon the results of such investigations, appropriate legal action may be brought by the owner of the rights. Depending upon the extent of the piracy, the Federal Bureau of Investigation may assist in these investigations and related criminal prosecutions.

               Motion picture piracy is an international as well as a domestic problem. Motion picture piracy is extensive in many parts of the world, including South America, Asia (including Korea, China and Taiwan), the countries of the former Soviet Union and the former Eastern bloc countries. In addition to the MPAA, the Motion Picture Export Association, the American Film Marketing Association and the American Film Export Association monitor the progress and efforts made by various countries to limit or prevent piracy. In the past, these various trade associations have enacted voluntary embargoes of motion picture exports to certain countries in order to pressure the governments of those countries to become more aggressive in preventing motion picture piracy. In addition, the United States government has publicly considered trade sanctions against specific countries which do not prevent copyright infringement of United States produced motion pictures. There can be no assurance that voluntary industry embargoes or United States government trade sanctions will be enacted. If enacted, such actions could impact the amount of revenue that the Company realizes from the international distribution of the programs depending upon the countries subject to such action and the duration of such action. If not enacted or if other measures are not taken, the motion picture industry (including the Company) may continue to lose an indeterminate amount of revenues as a result of motion picture piracy.

               The Code and Ratings Administration of the
       MPAA assigns ratings indicating age-group suitability for theatrical distribution of motion pictures. The Company expects that the program producers will follow the practice of submitting the programs for such ratings.

               United States television stations and
       networks, as well as foreign governments, impose additional restrictions on the content of motion pictures which may restrict in whole or in part theatrical or television exhibition in particular territories. Management's current policy is to distribute motion pictures for which there will be no material restrictions on exhibition in any major territories or media. This policy often requires production of "cover" shots or different photography and recording of certain scenes for insertion in versions of a motion picture exhibited on television or theatrically in certain territories. There can be no assurance that current and future restrictions on the content of the programs may not limit or affect the Company's ability to exhibit it in certain territories and media.

       MERGER WITH ALPINE RELEASING PARTNERSHIPS L.P.

               Alpine Pictures International, Inc. served as the general partner Alpine Releasing Partners L.P., a California limited partnership. On February 15, 1998, Alpine Releasing Partners L.P. ("ARPLP") merged into Alpine Pictures International Inc. ("APII"). Under the terms of the merger agreement, APII issued one share of its common stock for each $0.85 of limited partnership interests in ARPLP. At the time of the merger, ARPLP had issued an aggregate of $1,138,000 limited partnership interests. As a result of the conversion of ARPLP interests into APII's common stock, APII issued an aggregate of 1,338,824 shares of the Company to the limited partners of ARPLP.


                       PLAN OF OPERATION

       OVERVIEW

               The Company was formed to acquire the rights to and to distribute in the domestic or international markets motion pictures or other entertainment media programming. The Company is engaged in the production and distribution of quality films in domestic and international markets including theatrical exhibition, home videos, network television, cable television, pay per view cable television, and non-theatrical exhibitors such as airlines, schools, cruise ships, correctional facilities, etc. The Company anticipates that it may participate in other aspects of the film industry, including the acquisition, production and sale of entertainment media properties or the acquisition of companies, or the assets of companies, involved in the development, production, distribution, acquisition or sale of entertainment media properties either by itself or through affiliates or joint venture or other relationships.

               The Company enters into Sales Agency
       Agreements with the owners or producers of a motion picture for the exclusive rights to distribute and market such film. The Company pays an agreed production fee to the owner/producer for such rights. The Company receives reimbursement of this production fee and reimbursement of its distribution costs (up to a negotiated ceiling amount) as well as an agreed percentage of the revenues derived from the exploitation of the film.

               For each motion picture that the Company intends to distribute, it enters into licensing agreements with one or more "subdistributors" for licensing rights in specified geographical locations to certain specified rights such as theatrical rights, non-theatrical rights, home video rights, television rights, or other media rights (sound recording, public performance, sheet music publication, merchandising). The Company receives a fee from each "subdistributor" as well as a percentage of the revenues derived from the use of the licensed rights.

       RESULTS AND PLAN OF OPERATIONS

               The Company has three subsidiaries only one of which has operations, Alpine Pictures International, Inc. which has suffered losses from operations. Alpine Pictures International, Inc. has entered into distribution agreements for over 10 movies and has entered into over 30 "subdistributor" agreements.

               The Company intends to develop operations of its newly-created subsidiary, Alpine Television, Inc.

               The Company anticipates that it may, through its own development or acquisition of existing entities, enter into other areas of the entertainment industry, including motion picture and television development and production.

       LIQUIDITY AND CAPITAL RESOURCES

               The Company believes that the proceeds of this offering in addition to the revenues from its current operations will be sufficient to fund the Company's operations for the next 12 months. If the Company receives revenues greater than the Minimum Offering amount, then the Company will be able to implement its business plan more fully and more expeditiously.

               The Company anticipates revenues to increase as a result of acquisitions of higher quality films and television products made from the proceeds of this offering. The Company's marketing plan anticipates that proceeds from this offering will also permit the Company to increase its national exposure through attendance at additional trade shows and film festivals.

                          MANAGEMENT

       OFFICERS AND DIRECTORS

               The following table sets forth certain
       information with respect to the Company's directors, executive officers and key consultants

       NAME                       POSITION

       Ryan Carroll             Chief Executive Office, Chairman of Board

       Roland Carroll           President, Director

       Greg Cozine              Vice President of Finance and Sales, Director

       Paul Miller              Vice President of Operations

       Rene Torres              Vice President of Foreign/Domestic Sales

       Tom Hamilton             Vice President of Marketing and Production

               All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.

               RYAN J. CARROLL, 40, serves as a Chief
       Executive Officer and director of the Company. Mr. Carroll has been a director and principal shareholder of Alpine Pictures International, Inc. since its inception in July 1996. Since its inception in September, 1995, Mr. Carroll has been the secretary, a director and a principal shareholder of Alpine Pictures, Inc., an affiliated motion picture production company. Mr. Carroll is a 50% shareholder and serves as a director and secretary of Carroll Media, Inc., an affiliated California corporation engaged in the entertainment business, since its inception in January 1994. On November 17, 1997, the Department of Corporations for the State of California issued a desist and refrain order against Alpine Pictures, Inc., Roland Carroll, Ryan Carroll and Carroll Media, Inc., which requires them to desist and refrain from the offer or sale in California of any unqualified or non-exempt security. The order does not address any specific offering. In 1981, Mr. Carroll was appointed Artistic Director of Chicago's Mantisis Theater Company. From 1985 to 1986, Mr. Carroll served as Artistic Director with Paragon Arts International, Inc., Los Angeles, California, an independent finance, production and distribution company whose credits include Witchboard and Night Angel. From 1986 to 1988, Mr. Carroll served as president of G.C.O. Pictures, Incorporated, an independent film production company he co-founded with Roland Carroll. Mr. Carroll was an executive producer of Season of Fear starring Ray Wise, Michael J. Polard and Clancy Brown, distributed by MGM/UA. Mr. Carroll received his C.F.A. degree in 1982 from the Goodman School of Drama at DePaul University in Chicago, Illinois.

               ROLAND CARROLL, 44, serves as President and a director of the Company. Mr. Roland has been a principal shareholder and director of Alpine Pictures International, Inc. since its inception in July 1996. Since its inception in September 1995, Mr. Carroll has served as the president, chairman of the board and a principal shareholder of Alpine Pictures, Inc., an affiliated motion picture production company. Mr. Carroll is also a 50% shareholder, chairman of the board and president of Carroll Media, Inc., an affiliated California corporation engaged in the entertainment business, since its inception in January 1994. On November 17, 1997, the Department of Corporations for the State of California issued a desist and refrain order against Alpine Pictures, Inc., Roland Carroll, Ryan Carroll and Carroll Media, Inc., which requires them to desist and refrain from the offer or sale in California of any unqualified or non-exempt security. The order does not address any specific offering. In 1985, Mr. Carroll co-founded and served as president of Paragon Arts International, Los Angeles, California, an independent finance, production and distribution company whose credits include Witchboard and Night Angel. From 1986 to 1988, Mr. Carroll served as an executive producer at G.C.O. Pictures, located in Los Angeles, California, overseeing the production of the feature length film Season of Fear. His responsibilities included financing, selection of key production personnel, monitoring of production progress and negotiating distribution of Season of Fear with MGM/UA Studios. Mr. Carroll has served from time to time as an independent consultant for the production of television programming. Mr. Carroll attended the University Southern California School of Cinema/Television from 1979 to 1981.

               GREG COZINE, 40, serves as a director of the Company. Mr. Cozine has served as a director of Alpine Pictures International, Inc. since March, 1997. Since January 1996, Mr. Cozine has served as a vice president and a shareholder of Alpine Pictures, Inc., an affiliated motion picture production company.
       From 1990 to 1992, Mr. Cozine was manager of operations and senior marketing consultant for Gold Shore Land Corporation, Los Angeles, California where he managed all sales for a real estate development project located north of Los Angeles, California.
       From 1987 to 1990, Mr. Cozine was founder and chief executive officer of NCN Financial Group, Inc. where he handled various financial products including energy related joint ventures and feature film venture capital projects.

               PAUL MILLER, 31, serves as a Vice President of the Company. From April, 1996 to 1998, Mr. Miller was
        general partner of Cavalier Partners L.P. and founder, sole shareholder and director of Desert Star, Inc., an entertainment production company established in 1996. In January, 1998, Cavalier Partners L.P. consented to an order from the State of Michigan to cease and desist from any violation of the Michigan securities laws and paid administrative costs in the amount of $750. From 1995 to 1996, Mr. Miller was the associate producer of the full length motion picture Lord Protector for which the Company has distribution rights. See "BUSINESS Current Operations". From 1992 to 1994, Mr. Miller was the owner of PM Productions, a Los Angeles, California, entertainment company engaged in writing, producing and directing commercials, training videos and infomercials. From 1989 to 1992, Mr. Miller was a partner in Concept Product Designers which produced commercials and infomercials for private label hair care clients primarily directed toward the Hispanic market. Mr. Miller attended the University of Southern California from 1985 to 1988 with a major in Communications Arts and Sciences, including film making.

               RENE TORRES , 43, serves as a Vice President of the Company. Since its inception in July 1996, Mr. Torres has served as president of Alpine Pictures International, Inc. From 1996 to 1999, Mr. Torres served as President of Meridian Pictures, Inc., an independent film company located in Irvine, California, which produced the nationally released feature film Night of the Demons. While at Meridian, Mr. Torres was responsible for the implementation and supervision of limited partnership offerings that funded film production. In 1985, Mr. Torres was a founding member of Paragon Arts International, Los Angeles, California, an independent finance, production and distribution company whose credits include Witchboard and Night Angel. In 1990, Mr. Torres served as the president of Box Office Partners, located in Los Angeles, California, which company participated in the acquisition of The Kid, starring
       C. Thomas Howell, Metamorphosis, The Alien Factor, a high-tech science fiction film, and The Treasure, a family adventure. Mr. Torres received his Bachelor of Arts degree in Marketing from Milwaukee Area Technical College in 1976.

               TOM HAMILTON, 55, serves as a Vice President of the Company. Mr. Hamilton has served as chief financial officer, secretary and executive vice president of Alpine Pictures International, Inc. From 1985 to 1990, Mr. Hamilton has worked at Paragon Arts International, Los Angeles, California, an independent finance, production and distribution company whose credits include Witchboard and Night Angel. as an associate producer of motion pictures. From 1990 to 1992, Mr. Hamilton was the executive vice president-director of European operations for Euro-Films, Inc., a Franco American international film finance and distribution company. Mr. Hamilton was based in Paris, France where he was responsible for all European markets. Mr. Hamilton attended the University of Grenoble in Grenoble, France in 1969.

       CERTAIN RELATIONSHIPS AND POSSIBLE CONFLICT OF INTEREST

               Roland Carroll serves as president and a director, and Ryan Carroll serves as chief financial officer and a director of Alpine Pictures, Inc., an operating California motion picture production company formed in 1995. Messrs. Carroll are controlling shareholders of Alpine Pictures, Inc. Messrs. Cozine, Torres and Hamilton are also directors of Alpine Pictures, Inc. Alpine Pictures, Inc. was a shareholder of Alpine Pictures International, Inc., representing 25% of the then issued and outstanding shares of Alpine Pictures International, Inc., prior to acquisition by the Company of such shares.

               Alpine Pictures, Inc. has produced or is in the process of producing the following full length motion pictures An Angel's Gift, An Angel On Abbey Street, Shalakan, Rebel, Lancelot - Guardian of Time, and Lord Protector. Through its subsidiary, the Company has entered into distribution agreements with Alpine Pictures, Inc. for the distribution rights of certain of these films. See "BUSINESS Current Operations". The Company anticipates that it will continue to distribute films produced by Alpine Pictures, Inc. or affiliates thereof. The distribution agreements entered into will not be negotiated on an arms'-length basis, but the Company anticipates that terms of such agreements will be favorable to the Company.

               The officers and directors of the Company may face a conflict of interest in regard to their management of the operations of Alpine Pictures, Inc. and in participation in any other entities which engage in activities similar to those of the Company. The Company anticipates that Alpine Pictures, Inc. will produce motion pictures and other theatrical projects and the Company will distribute such projects. However, there is no assurance that certain opportunities may be presented to Alpine Pictures, Inc. which because not then available to the Company would be detrimental to the Company. Such officers and directors may be subject to various conflicts of interest, including among others, the negotiation of agreements between the Company and Alpine Pictures, Inc. for the distribution rights of films produced by it. In addition, each of the officers and directors of the Company has other duties and responsibilities with Alpine Pictures, Inc. that may conflict with the time which might otherwise be devoted to the duties
       with the Company.   The officers and directors of the
       Company will endeavor in good faith to satisfy its fiduciary duties to the Company.

       EXECUTIVE COMPENSATION

               The Company is a newly formed corporation and has not paid salaries. The Company has agreed to compensate Mr. Ryan Carroll as Chief Executive Officer an annual salary of $91,000 and Roland Carroll as President an annual salary of $91,000. Directors do not receive cash compensation for their services to the Company as directors, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board of Directors.

       EMPLOYMENT AGREEMENTS AND STOCK OPTION PLAN

               The Company has not entered into any
       employment agreements with its executive officers or other employees to date. The Company may enter into employment agreements with them in the future.

       INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND
       AGENTS

               The Certificate of Incorporation and Bylaws of the Company provide that the Company shall, to the fullest extent permitted by applicable law, as amended from time to time, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

               Section 145 of the Delaware General
       Corporation Law ("DGCL") empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
       Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

               The Delaware General Corporation Law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's by-laws, any agreement, vote of shareholders or otherwise.

               The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING
       UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE
       PERMITTED TO DIRECTORS, OFFICERS OR PERSONS
       CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING
       PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND
       EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS
       AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS
       THEREFORE UNENFORCEABLE.

       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

               The following table sets forth certain
       information as of the Effective Date of this Prospectus regarding the beneficial ownership of the Company's Common Stock by each officer and director of the Company and by each person who owns in excess of five percent of the Company's Common Stock.

Name, Position       Shares of Common       Percentage of Shares of Class Owned
and Address          Stock Beneficially     Prior to          After
                           Owned            Offering(1)       Offering(2)

Ryan Carroll              775,000             22.3%              15.6%
Chief Executive Officer
Chairman of Board

Roland Carroll            775,000             22.3%              15.6%
President, Director

Greg Cozine               350,000             10.1%               7.0%
Vice President, Director

Tom Hamilton
Vice President            350,000             10.1%               7.0%

Rene Torres
Vice President            350,000             10.1%               7.0%

Paul Miller
Vice President            350,000             10.1%               7.0%

All officers and
directors as a group    2,950,000             84.9%              59.3%
(6 persons)
______________

       (1)     Based upon 3,475,000 shares of Common Stock
               outstanding prior to the offering.
       (2)     Assuming Maximum Offering sold (1,500,000)
               resulting in 4,975,000 shares of Common Stock outstanding.

                      SALES BY SELLING SECURITYHOLDERS

               The Company is registering for offer and sale by holders thereof (the "Selling Securityholders") 250,000 shares of Common Stock. The Selling Securityholders will offer their securities for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. The Selling Securityholders Shares registered hereby will become tradeable and/or exercisable on the Effective Date of the Registration Statement of which this Prospectus is a part.

               The following table sets forth the beneficial ownership of the securities of the Company held by each person who is a Selling Securityholder.

                              Shares of       Percentage of     Percentage of
                              Common Stock    Class Before      Class After
Name, Position and            Beneficially    Offering (1)      Offering (2)
Address                       Owned

TPG Capital Corporation(3)        125,000          3.6%             0%
1504 R Street, NW
Washington, DC 20009

Brokerlink Capital,               125,000          3.6%             0%
Research and Communications
1875 Century Park East
Suite 700
Los Angeles, California 90067

   (1)     Based on 3,475,000 shares of Common Stock outstanding.
   (2)     Based on shares of Common Stock outstanding
               after the offering, assuming Maximum Offering sold, and assumes sales of all Selling Securityholders' Shares offered herein.
   (3)     James M. Cassidy, Esq., a principal of the law
               firm preparing this registration statement on behalf of the Company is the director, president and controlling shareholder of TPG Capital Corporation.

                          DESCRIPTION OF SECURITIES

       AUTHORIZED CAPITAL

               The total number of authorized shares of stock of the Company is one hundred million (100,000,000) shares of Common Stock with a par value of $.0001 per share and twenty million (20,000,000) shares of non-designated preferred shares with a par value of $.0001 per share.

       INCORPORATION

               Alpine Entertainment, Inc. (the "Company") was incorporated under the laws of Delaware in 1998. The Company's Certificate of Incorporation, by-laws and corporate governance, including matters involving the issuance, redemption and conversion of securities, are subject to the provisions of the Delaware General Corporation Law, as amended and interpreted from time to time.

       COMMON STOCK

               The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, $.0001 value per share, of which 3,475,000 shares were outstanding as of the date hereof.

               Holders of shares of Common Stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of Common Stock do not have cumulative voting rights. Holders of Common Stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered by the Company pursuant to this Offering will be, when issued and delivered, fully paid and non-assessable.

               Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion or redemption rights or sinking fund provisions with respect to the Common Stock.

               All outstanding shares of Common Stock are validly issued, fully paid and nonassessable, and all Shares to be sold and issued as contemplated hereby will be fully paid and nonassessable when sold in accordance with the terms hereof and pursuant to a valid and current prospectus. The Board of Directors is authorized to issue additional shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

       NONCUMULATIVE VOTING

               Each holder of Common Stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of Common Stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

       PENNY STOCK REGULATION

               The Company has determined to offer the Shares at $5.00 per share. This price has been arbitrarily determined by the Company. However, if the Company is unable to sell its Shares for such price or if the market price of its Common Stock, if a market for its Common Stock develops and is maintained, falls below $5.00 per share, then the Common Stock of the Company may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.
        The Company's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities.

       PREFERRED STOCK

               The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of preferred stock, $.0001 par value per share. As of the date hereof, no preferred stock has been designated or issued. The designation of such issued preferred stock provides that each such share of preferred stock will have one vote on all matters on which shareholders are entitled to vote. Preferred stock provides for liquidation and dividend preference, if any dividends were to be declared by the Board of Directors.

               In the case of voluntary or involuntary
       liquidation, dissolution or winding up of the Company, holders of shares of preferred stock are entitled to receive the liquidation preference before any payment or distribution is made to the holders of Common Stock or any other series or class of the Company's stock hereafter issued that ranks junior as to liquidation rights to the preferred stock, but holders of the shares of the preferred stock will not be entitled to receive the liquidation preference of such shares until the liquidation preference of any other series or class of the Company's stock hereafter issued that ranks senior as to liquidation rights to the preferred stock ("senior liquidation stock") has been paid in full. The holders of preferred stock and all series or classes of the Company's stock hereafter issued that rank on a parity as to liquidation rights with the preferred stock are entitled to share ratable, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation preference of the senior liquidation stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon.
       After payment in full of the liquidation preference of the shares of the preferred stock, the holders of such shares will not be entitled to any further participation in any distribution of assets by the Company. Neither a consolidation or merger of the Company with another corporation, nor a sale or transfer of all or part of the Company's assets for cash, securities or other property will be considered a liquidation, dissolution or winding up of the Company.

               The Board of Directors is authorized to
       provide for the issuance of additional shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the Common Stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

       ADDITIONAL INFORMATION DESCRIBING STOCK

               The above descriptions concerning the stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and by-laws which are included in the Registration Statement of which this Prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Delaware for a more complete description concerning rights and liabilities of shareholders.

       ADMISSION TO QUOTATION ON NASDAQ SMALLCAP MARKET OR
       NASD OTC BULLETIN BOARD

               If the Company meets the qualifications, the
       Company intends to apply for quotation of its Securities on the NASD OTC Bulletin Board. Until the Company meets such qualifications, its Securities will be quoted in the daily quotation sheets of the National Quotation Bureau, Inc., commonly known as the "pink sheets". If the Company's Securities are not quoted on the NASD OTC Bulletin Board, a securityholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market
       value of, the Company's Securities.   The
       over-the-counter market ("OTC") differs from national and regional stock exchanges in that it (1) is not cited in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the NASD OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor such a Company listing. If it meets the qualifications for trading securities on the NASD OTC Bulletin Board the Company's Securities will trade on the NASD OTC Bulletin Board until such future time, if at all, that the Company applies and qualifies for admission for listing on the Nasdaq SmallCap Market. There can be no assurance that the Company will qualify or if qualified that it will be accepted for listing of its securities on the NASD SmallCap Market.

               To qualify for admission for listing on the Nasdaq SmallCap Market, an equity security must, in relevant summary, (1) be registered under the Securities Exchange Act of 1934; (2) have at least three registered and active market makers, one of which may be a market maker entering a stabilizing bid; (3) for initial inclusion, be issued by a company with $4,000,000 in net tangible assets, or $50,000,0000 in market capitalization, or $750,000 in net income in two of the last three years (if operating history is less than one year then market capitalization must be at least $50,000,000); (4) have at a public float of at least 1,000,000 shares with a value of at least $5,000,000; (5) have a minimum bid price of $4.00 per share; and (6) have at least 300 beneficial shareholders.

       TRADING OF SHARES

               There are no outstanding options, options to purchase, or securities convertible into, the shares of the Company which are not being registered hereby. The Company has not agreed with any shareholders, to register their shares for sale, other than for this registration. The Company does not have any other public offerings in process or proposed.

       TRANSFER AGENT AND REGISTRAR

               The Company currently serves as its own
       transfer agent.

       REPORTS TO SHAREHOLDERS

               The Company will furnish to holders of the Shares annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.


                            PLAN OF DISTRIBUTION

               The Company will receive proceeds from the sale of the Shares, aggregating a maximum of $5,000,000 if all such Shares are sold. The Company will not receive the proceeds of any sale of the securities by the Selling Securityholders. The
       Company will pay all of the expenses incident to the registration of the securities (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any, made pursuant to the sale by the Selling Securityholders.

       MINIMUM OFFERING AND ESCROW ACCOUNT

               All funds received by the Company with respect to the sale of the first 300,000 Shares will be deposited in a special escrow account to be established by the Company at federally funded national bank. If 300,000 Shares are not sold within one hundred eighty days (180) following the effective date of the registration statement of which this Prospectus is a part, the offering will automatically terminate and all funds received from the sale of the Shares will be returned to the purchasers thereof with interest, at the same rate as paid by the escrow bank.
        At the time that the 300,000 Shares have been sold
       (the Minimum Offering) prior to the 180-day period,
       the Company will release the funds from the escrow account for deposit into the working account of the Company. Although the Company will continue to sell the offering to attempt to reach the Maximum Offering (1,500,000 Shares), such released funds will be used at that time by the Company as described herein.

               The Company is seeking one or more member firms of the National Association of Securities Dealers, Inc. to sell the Shares. As of the date hereof, the Company has not entered into any agreements or arrangements for the sale of the Shares with any broker, dealer or sales agent. Any underwriters, dealers or agents who participate in the distribution of the Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act. The Company anticipates that it will pay a commission or underwriting fee to such brokers or dealers of no more than 10%.

               If, at some time, the Company meets the
       requirements of the Nasdaq SmallCap Market it will apply for listing thereon. If is should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's Common Stock in accordance with Rule 103 of Regulation M.

               In order to comply with the applicable
       securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

       ARBITRARY DETERMINATION OF OFFERING PRICE

               The offering price of the Shares has been determined arbitrarily by the Company. Among the factors considered were the Company's potential operations, current financial conditions and financial requirements of the Company, estimates of the business potential and prospects of the Company, the domestic and international market demand for motion pictures and other entertainment media projects, the general condition of the equities market, and other factors.

       LIMITED STATE REGISTRATION

               The Company anticipates that it will primarily sell the Shares in a limited number of states, depending on the location and registration of any selling broker or dealer that it locates. The Company will initially qualify or register the sales of the Shares in the states of New York, California, Florida, Illinois, and Nevada. The Company will not accept subscriptions from investors resident in other states unless the Company effects a registration therein or determines that no such registration is required.

       SALES BY SELLING SECURITYHOLDERS

               The Selling Securityholder Shares may be sold to purchasers from time to time directly by and subject to the discretion of the Selling Securityholders. The Selling Securityholders may from time to time offer their securities for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities for whom they may act as agents. Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the 1933 Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the 1933 Act. The securities sold by the Selling Securityholders may be sold from time to time in one or more transactions at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or at prices otherwise negotiated at the time of sale. Such prices will be determined by the Selling Securityholders or by agreement between the Selling Securityholders and any underwriters.

               Any underwriters, dealers or agents who
       participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

               At the time a particular offer is made by or on the behalf of the Selling Securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of Common Stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Securityholders, any discounts, commissions and other items constituting compensation from the Selling Securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

       USE OF A BROKER-DEALER

               The Company is seeking to locate a
       broker-dealer to offer and sell the Shares on terms acceptable to the Company. If the Company determines to use a broker-dealer, such broker-dealer must be a member in good standing of the National Association of Securities Dealers, Inc. and registered, if required, to conduct sales in those states in which it would sell the Shares. The Company anticipates that it would not pay in excess of 10% as a sales commission for any sales of the Shares. If a broker-dealer were to sell the Shares, it is likely that such broker-dealer would be deemed to be an underwriter of the securities as defined in Section 2(11) of the Securities Act and the Company would be required to obtain a no-objection position from the National Association of Securities Dealers, Inc. regarding the underwriting and compensation terms entered into between the Company and such potential broker-dealer. In addition, the Company would be required to file a post-effective amendment to the registration statement of which this Prospectus is a part to disclose the name of such selling broker-dealer and the agreed underwriting and compensation terms. In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states.

               Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

               If, at some time, the Company meets the
       requirements of the Nasdaq SmallCap Market it will apply for listing thereon. If is should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's Common Stock in accordance with Rule 103 of Regulation M.

                               LEGAL MATTERS

       LEGAL PROCEEDINGS

               The Company is not a party to any litigation and management has no knowledge of any threatened or pending litigation against the Company.

       SECURITIES AND EXCHANGE COMMISSION AND STATE
       INVESTIGATIONS OF AFFILIATE

               Alpine Pictures, Inc., an affiliated company, is the focus of a formal investigation conducted by the United States Securities and Exchange Commission to determine whether any federal securities laws were violated in connection with the offering of securities by Alpine Pictures, Inc. and several partnerships in which it was involved. In March, 1998, Alpine Pictures, Inc. and several of its officers, including Roland Carroll and Ryan Carroll, were subpoenaed and provided documents and oral testimony to the Securities and Exchange Commission. No further action has been taken since that date.

               In January, 1998, Cavalier Partners L.P.
       consented to an order from the State of Michigan to cease and desist from any violation of the Michigan securities laws and paid administrative costs in the amount of $750. Paul Miller, an officer of the Company, served as general partner of Cavalier
       Partners L.P.

               On November 17, 1997, the Department of
       Corporations for the State of California issued a desist and refrain order against Alpine Pictures, Inc., Roland Carroll, Ryan Carroll and Carroll Media, Inc., which requires them to desist and refrain from the offer or sale in California of any unqualified or non-exempt security. The order does not address any specific offering.

       LEGAL OPINION

               Cassidy & Associates, Washington, D.C. has given its opinion as attorneys-at-law that the Shares, when sold pursuant to the terms hereof and pursuant to a valid and current prospectus in which those shares are registered, will be fully paid and non-assessable.
        James M. Cassidy, a principal of Cassidy &
       Associates, is an officer and director and controlling shareholder of TPG Capital Corporation, a Selling Securityholder herein and which owns 125,000 shares of Common Stock of the Company.

                             EXPERTS

               The financial statements in this Prospectus have been included in reliance upon the report of Weinberg & Company, P.A., Certified Public
       Accountants, and upon the authority of such firm as expert in accounting

                     AVAILABLE INFORMATION

               The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information contained in the Registration Statement. For further information regarding the Company and the securities offered hereby, reference is made to the Registration Statement, including all exhibits and schedules thereto, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 450 Fifth Street, N.W., Washington, D.C. 20549. Each statement contained in this Prospectus with respect to a document filed as an exhibit to the Registration Statement is qualified by reference to the exhibit for its complete terms and conditions.

               The Company will be subject to the
       informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith will file reports and other information with the Commission. Reports, proxy statements and other information filed by the Company can be inspected and copied on the Commission's home page on the World Wide Web at http://www.sec.gov or at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, Suite 1300, New York, N.Y. 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois. 60661-2511. Such material can also be inspected at the New York, Boston, Midwest, Pacific and Philadelphia Stock Exchanges. Copies can be obtained from the Commission by mail at prescribed rates. Request should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, NW., Washington DC 20549.

       The Company intends to furnish its stockholders with annual reports containing audited financial statements and such ofther reports as may be required by law.


                         FINANCIAL STATEMENTS

     The combined audited financial statements for the fiscal years ended December 31, 1997 and December 31, 1996 for Alpine Pictures International, Inc. and affiliate and the audited financial statements for the fiscal year ended December 31, 1998 for Alpine Entertainment, Inc. (Delaware), and the unaudited financial statements for the period ended September 30, 1998 follow herewith.




                      ALPINE ENTERTAINMENT, INC.
                    (A DEVELOPMENT STAGE COMPANY)

                         FINANCIAL STATEMENT

                       AS OF DECEMBER 31, 1998








                      ALPINE ENTERTAINMENT, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                                   CONTENTS




       PAGE      1 - INDEPENDENT AUDITORS' REPORT

       PAGE      2 - BALANCE SHEET AS OF DECEMBER 31, 1998

       PAGE  3 - 5 - NOTES TO BALANCE SHEET AS OF DECEMBER 31, 1998























                     INDEPENDENT AUDITORS' REPORT


To the Board of Directors of:
 Alpine Entertainment, Inc.
 (A Development Stage Company)

We have audited the accompanying balance sheet of Alpine
Entertainment, Inc.(a development stage company) as of December 31, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly in all material respects, the financial position of Alpine
Entertainment, Inc. (a development stage company) as of December 31, 1998, in conformity with generally accepted accounting principles.





                                WEINBERG & COMPANY, P.A.



Boca Raton, Florida
February 4, 1999 (except for Notes 4A and 4B as to which the date is February 10, 1999)



                      ALPINE ENTERTAINMENT, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                            BALANCE SHEET
                       AS OF DECEMBER 31, 1998


                                ASSETS

ASSETS

 Cash                                                       $      100


TOTAL CURRENT ASSETS                                        $      100



                 LIABILITIES AND STOCKHOLDERS' EQUITY


LIABILITIES                                                  $     -

STOCKHOLDERS' EQUITY
   Preferred Stock, $.0001 par value, 20 million
    shares authorized, zero issued and outstanding                 -
   Common Stock, $.0001 par value, 100 million
    shares authorized, 250,000 shares issued and
    outstanding                                                    25
   Additional paid-in capital                                      75
     Total Stockholders' Equity                                    -

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $      100


              See accompanying notes to financial statements

                                  2


                      ALPINE ENTERTAINMENT, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO BALANCE SHEET
                       AS OF DECEMBER 31, 1998

NOTE  1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Organization and Business Operations

Alpine Entertainment, Inc.(a development stage company) ("the Company") was incorporated in Delaware on November 5, 1998 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other business combination with a domestic or foreign private business. At December 31, 1998, the Company had not yet commenced any formal business operations. The Company's fiscal year end is December 31.

The Company's ability to commence operations is contingent upon its ability to identify a prospective target business and raise the capital it will require through the issuance of equity securities, debt securities, bank borrowings or a combination thereof. (See Note 4)

B.  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE  2 - STOCKHOLDERS' EQUITY

A.  Preferred Stock

The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

B.  Common Stock

The Company is authorized to issue 100,000,000 shares of common stock at $.0001 par value. The Company issued for cash 125,000 shares to TPG Capital Corporation and Brokerlink Capital Research and Communications, respectively.

                                  3


                      ALPINE ENTERTAINMENT, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO BALANCE SHEET
                       AS OF DECEMBER 31, 1998

NOTE 3 - RELATED PARTIES

Legal counsel to the Company is a firm owned by a director of the Company who also is a beneficial owner of over 50% of the outstanding stock of TPG Capital Corporation.

NOTE 4 - SUBSEQUENT EVENTS

          A.  Acquisition

Under an agreement dated February 9, 1999 effective February 10, 1999 the Company acquired all of the issued and outstanding shares of capital stock of Alpine Pictures International, Inc. in exchange for common stock of the Company. Under the terms of the agreement, the outstanding shares were exchanged at a ratio of one share of the Company for every share of Alpine Pictures International, Inc. As a result of the exchange, Alpine Pictures International, Inc. (A.P.I., Inc.) became a wholly owned subsidiary of the Company, and the shareholders of A.P.I., Inc. became shareholders of approximately 69.9% of the Company. Generally accepted accounting principles require that the Company whose shareholders retain a majority interest in a combined business be treated as an acquirer for accounting purposes. As a result, the merger will be treated as an acquisition of the Company by A.P.I., Inc. and a recapitalization of A.P.I.,Inc. using the purchase method of accounting for financial reporting purposes. Accordingly, the Company's financial statements immediately following the merger will be as follows: (1) The balance sheet will consist of A.P.I., Inc.'s net assets at historical cost and (2) the statement of operations will include the A.P.I.,Inc's operations for the period presented and the operations of the Company from the date of acquisition.

B.  Formation of New Subsidiary

In February 1999, a wholly-owned subsidiary, Alpine Television, Inc. was incorporated Inc. in Delaware. Alpine Television, Inc. ("ATI") was formed to distribute and develop entertainment media projects for presentation on television, including pay-per-view, pay network, syndication or basic cable television.

                                  4

                      ALPINE ENTERTAINMENT, INC.
                    (A DEVELOPMENT STAGE COMPANY)
                        NOTES TO BALANCE SHEET
                       AS OF DECEMBER 31, 1998


NOTE 4 - SUBSEQUENT EVENTS - (CONT'D)

ATI has authorized capitalization of 100,000,000 shares of common stock of which 1,000 shares are outstanding and 20,000,000 shares of non-designated preferred stock, of which none are outstanding. ATI has no operations to date.

C.   Registration Statement Filing

The Company is in process of preparing and filing a Form SB-2
Registration Statement under the Securities Act of 1933 to offer up to 1,500,000 shares of common stock at $5.00 per share. The offering also registers 250,000 shares of common stock held by selling security holders. (See Note 2B).








                                  5

                 ALPINE PICTURES INTERNATIONAL, INC.
                AND AFFILIATE (A LIMITED PARTNERSHIP)
               COMBINED INTERIM STATEMENT OF OPERATIONS
        FOR THE 9 MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)

Revenues
 Film license fees                                   46,143

       Total Revenue                                 46,143

Operating Expenses

  Salaries and Wages                                274,101
  Professional Fees                                   9,415
  General and Administrative                         46,069
  General Marketing                                  11,615
  Direct Film Marketing,
    Advertising, Distribution and
    Rework Expenses                                 247,730
  Rental Expenses                                    36,697

       Total Operating Expenses                     625,627

Net Loss From Operations                           (579,484)

Net Loss                                           (579,484)

Number of Shares Outstanding                      5,376,020

Net loss per common share                           (0.11)


See accompanying notes to combined financial statements

                 ALPINE PICTURES INTERNATIONAL, INC.
                AND AFFILIATE (A LIMITED PARTNERSHIP)
               COMBINED INTERIM STATEMENT OF OPERATIONS
        FOR THE 9 MONTHS ENDED SEPTEMBER 30, 1998 (UNAUDITED)

                                                              Corpora-    Partner-
                                                              tion        ship       Subscrip-
                 Common Stock           Part-                 Accum-      Accum-     tions
                 Number                 nership Interest      ulated      ulated     Receiv-
                 of Shares    Amount    Units     Amount      Deficit     Deficit    able      Total
Balance
  12/31/1997     3,447,700    133,885   228.60    1,024,742   (724,909)   (60,264)   (323)     373,131

Issuance of
Common Stock/
Private
Placement          588,937    588,937       -           -          -           -        -      588,937

Issuance of
Common Stock
for Partner-
ship Units       1,339,383    964,478       -            -         -           -        -      964,478

Cancelation of
Limited Part-
nership Units       -            -       (228.60)  (1,024,742)     -          60,264    -      (964,478)

Write-off of
deferred
offering costs      -        (238,619)      -            -         -           -        -      (238,619)

Net Loss
1/1/1998 to
9/30/1998           -            -          -            -        (579,484)    -        -      (579,484)

Balance
9/30/1998     5,376,020    1,448,681        -            -        (1,034,393)  -        (323)  143,965


                       See accompanying notes to combined financial statements


                 ALPINE PICTURES INTERNATIONAL, INC.
                        INTERIM BALANCE SHEET
                 AS OF SEPTEMBER 30, 1998 (UNAUDITED)

 ASSETS

Current Assets
  Cash and cash equivalents                     100
  Employee Advances                           7,019
  Prepaid Taxes                                 800
  Prepaid Expenses                            6,255

Total Current Assets                         14,174

Due from Affiliates                         283,714

Property Plant and Equipment, Net            13,166

Other Assets
  Deferred Offering Costs                    23,100

Total Assets                                334,154


LIABILITIES AND EQUITY

Current Liabilities
  Bank Overdraft                              2,221
  Accounts Payable                          186,768
  Distributor Deposits                        1,200

Total Current Liabilities                   190,189

Total Liabilities                           190,189

Equity                                      143,965

Total Liabilities and Equity                334,154


               See accompanying notes to combined financial statements


                 ALPINE PICTURES INTERNATIONAL, INC.
                        INTERIM BALANCE SHEET
                 AS OF SEPTEMBER 30, 1998 (UNAUDITED)

Cash flows from operating activities:

Net loss                                               (579,484)
  Changes in operating assets and
    liabilities:
    (Increase) decrease in:
      Prepaid Expenses                                   (6,255)
    Increase (decrease) in:
      Bank overdrafts                                    (4,298)
      Accounts payable and accrued
        expenses                                         149,799
      Other liabilities                                   (8,591)
      Distributor deposits                                  (806)
      Total adjustments                                  129,849

        Net cash used in operating
          activities                                    (449,635)

Cash flows from investing activities:
    Employee advances                                     (5,060)
    Due from non-combined affiliates                      68,000
    Purchase of property and equipment                    (5,638)

      Net cash used in investing
        activities                                        57,302

Cash flows from financing
  activities:
    Proceeds from the issuance
      of common stock                                    350,318
    Proceeds from the issuance
      of limited partnership units                           -
    Deferred offering costs                               42,115

        Net cash provided by financing
        activities                                       392,433

Net increase (decrease) in cash                              100

Cash and Cash equivalents-beginning                           -

Cash and Cash equivalents-Ending                             100


              See accompanying notes to combined financial statements


                 Notes to combined financial statements

NOTE 1 - BASIS OF PRESENTATION

                 The accompanying unaudited combined
                 financial statements have been prepared
                 in accordance with generally accepted
                 accounting principles and the rules and
                 regulations of the Security and
                 Exchange Commission for the interim
                 financial information.  Accordingly,
                 they do not include all the information
                 and footnotes necessary for a
                 comprehensive presentation of financial
                 position and results of operations.

                 It is management's opinion, however
                 that all material adjustments
                 (consisting of normal recurring
                 adjustments) have been made which are
                 necessary for a fair financial
                 statements presentation.  The results
                 for the interim period are not
                 necessarily indicative of the results
                 to be expected for the year.

                 For further information, refer to the
                 audited combined financial statements
                 and footnotes included in the company's
                 Form SB-2 for the years ended December
                 31, 1997 and 1996.

            NOTE 2 - MERGER OF AFFILIATE

                 Alpine Releasing Partners, LLP merged
                 into Alpine Pictures International,
                 Inc. on February 15, 1998.  Therefor,
                 the Statement of Operations, the
                 Statement of Changes in Equity, and the
                 Statement of Cash Flow reflect both
                 companies' activities.  Since as of the
                 date September 30, 1998 Alpine
                 Releasing Partners, LLP did not exist,
                 the Balance Sheet reflects only Alpine
                 Pictures International, Inc.'s position.

            NOTE 3   CHANGES IN CAPITALIZATION

                 Alpine Pictures International, Inc.
                 completed a private offering in the 9
                 months ended September 30,1998.  Alpine
                 Pictures International, Inc. issued
                 stock to the individual partners of
                 Alpine Releasing Partners, LLP in
                 proportion to their interest in the
                 partnership.

                NOTE 4   SUBSEQUENT EVENT

        A.    Merger with Alpine Entertainment, Inc.

        Under an agreement dated February 9, 1999 effective February 10, 1999 Alpine Entertainment, Inc, (AEInc.) a new corporation formed on November 5, 1998 under the laws of Delaware, acquired all of the issued and outstanding shares of capital stock of the company in exchange for shares of AEInc. Under the terms of the agreement, the Company's shares were exchange at a ratio of one share of AEInc. for every share of the company. As a result of the exchange, the Company became a wholly owned subsidiary of AEInc., and the shareholders of the Company became shareholders of approximately 96% of AEInc. Generally Accepted Accounting Principles require that the company whose shareholders retain a majority interest in a combined business be treated as the aquirer for accounting purposes. As a result, the merger will be treated as an acquisition of AEInc. By the Company, and a recapitalization of the Company. The Company's financial statements immediately following the acquisition will be as follows: (1) The Balance Sheet will consist of the Company's net assets at historical cost and (2) the Statement of Operations will include the Company's operations for the period presented and AEInc.'s operations from the date of acquisition.






                    ALPINE PICTURES INTERNATIONAL, INC.

                   AND AFFILIATE (A LIMITED PARTNERSHIP)

                      COMBINED FINANCIAL STATEMENTS

                     AS OF DECEMBER 31, 1997 AND 1996




















































                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)

                                     CONTENTS




        PAGE        1  -  REPORT OF INDEPENDENT CERTIFIED PUBLIC
                          ACCOUNTANTS


        PAGE        2  -  COMBINED BALANCE SHEETS AS OF DECEMBER 31,
                          1997 AND 1996


        PAGE        3  -  COMBINED STATEMENTS OF OPERATIONS FOR THE
                          YEARS ENDED DECEMBER 31, 1997 AND 1996


        PAGE        4  -  COMBINED STATEMENT OF CHANGES IN EQUITY FOR
                          THE YEARS ENDED DECEMBER 31, 1997 AND 1996


        PAGE        5  -  COMBINED STATEMENTS OF CASH FLOWS FOR THE
                          YEARS ENDED DECEMBER 31, 1997 AND 1996


        PAGE  6  - 14  -  NOTES TO COMBINED FINANCIAL STATEMENTS










                REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




        To the Board of Directors of:
         Alpine Pictures International, Inc.
          and Affiliate (a limited partnership)

        We have audited the accompanying combined balance sheets of Alpine Pictures International, Inc. and Affiliate (a limited partnership) as of December 31, 1997 and 1996 and the related combined statements of operations, changes in equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Alpine Pictures
        International, Inc. and Affiliate (a limited partnership) as of December 31, 1997 and 1996 and the results of their operations and their cash flows for the two years then ended in conformity with generally accepted accounting principles.



                                 WEINBERG & COMPANY, P.A.


        Boca Raton, Florida
        December 7, 1998 (Except for Note 10B as to which the date is February 10, 1999)


                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                             COMBINED BALANCE SHEETS
                         AS OF DECEMBER 31, 1997 AND 1996

                                 ASSETS

                                            1997          1996

  CURRENT ASSETS
   Cash and cash equivalents           $       -      $     49,311
   Employee advances                          1,959           -
   Prepaid taxes                                800           -

      Total Current Assets                    2,759         49,311

  DUE FROM NON-COMBINED AFFILIATES          351,715         98,367

  PROPERTY AND EQUIPMENT, NET                 7,528           -

  OTHER ASSETS
   Deferred offering costs                   65,215          4,417

      Total Other Assets                     65,215          4,417

  TOTAL ASSETS                         $    427,217   $    152,095



                              LIABILITIES AND EQUITY

  CURRENT LIABILITIES
   Bank overdraft                      $       6,518  $       -
   Accounts payable and accrued
    expenses                                  36,971         3,600
   Other current liabilities                   8,591          -
   Distributor deposits                        2,006          -

      Total Current Liabilities               54,086         3,600

  TOTAL LIABILITIES                           54,086         3,600

  COMMITMENTS AND CONTINGENCIES

  EQUITY                                     373,131       148,495

  TOTAL LIABILITIES AND EQUITY         $     427,217  $    152,095

             See accompanying notes to combined financial statements.
                                        2

                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                        COMBINED STATEMENTS OF OPERATIONS
                  FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996


                                    1997                   1996

  REVENUES
   Film license sales            $   74,532             $     -

        Total Revenues               74,532                   -

  OPERATING EXPENSES
   Salaries and wages               229,527                   -
   Commissions                       20,628                  8,171
   Professional fees                101,787                 18,250
   General and administrative       138,146                 22,082
   General marketing                 10,953                   -
   Direct film marketing,
    advertising, distribution
    and rework expenses             270,554                 26,664
   Rental expenses                   12,744                  2,310
   Depreciation                       1,798                   -

        Total Operating Expenses    786,137                 77,477

  NET LOSS FROM OPERATIONS         (711,605)               (77,477)

  OTHER INCOME
   Other income                       3,909                   -

  NET LOSS                       $ (707,696)            $  (77,477)

  Weighted average number of
   shares outstanding during
   the period                       386,849                350,000

  Net loss per common share
   and equivalents              $   (1.8294)           $    (.2214)






             See accompanying notes to combined financial statements.
                                        3

              ALPINE PICTURES INTERNATIONAL, INC. AND AFFILIATE
              COMBINED STATEMENTS OF CHANGES IN EQUITY (DEFICIT)
                FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                          CORPORA-   PARTNER-
                                                          TION       SHIP       SUBSCRIP-
                COMMON STOCK          PART-               ACCUM-     ACCUM-     TION
                NUMBER                NERSHIP INTEREST    ULATED     ULATED     RECEIV-
                OF SHARES   AMOUNT    UNITS    AMOUNT     DEFICIT    DEFICIT    ABLE       TOTAL
Issuance of
 Common Stock     350,000     $ 35        -    $    -      $   -     $    -     $  (35)    $   -

Issuance of
limited part-
nership units        -          -     48.93     244,668        -           -        -       244,668

Write-off of
deferred offering
costs                -          -         -     (18,696)       -           -        -       (18,696)

Net loss 1996        -          -         -         -      (53,289)   (24,188)      -       (77,477)

BALANCE,
DECEMBER 31,
1996             350,000      $ 35    48.93     $225,972   $(53,289)  $(24,188)     -       $148,495

Issuance of
common stock
under private
placement        222,700    222,700      -          -          -             -      -       222,700

Issuance of
limited part-
nership units       -          -      179.67     898,341       -             -      -       898,341

Issuance of
common stock
to employees     2,875,000      288     -           -           -            -    (288)      -

Write-off of
deferred
offering costs         -    (89,138)     -      (99,571)        -            -      -       (188,709)

Net loss 1997          -       -         -          -      (671,620)   (36,076)     -       (707,696)

BALANCE,
DECEMBER 31,
1997             3,447,700  $133,885  228.60  $1,024,742   $(724,909)  $(60,264) $(323)    $373,131






                     ALPINE PICTURES INTERNATIONAL, INC.
                    AND AFFILIATE (A LIMITED PARTNERSHIP)
                    COMBINED STATEMENTS OF CASH FLOWS
                     AS OF DECEMBER 31, 1997 AND 1996

                                        1997            1996
  Cash flows from operating
   activities:
   Net loss                            $  (707,696)      $ (77,477)
   Adjustments to reconcile net
    loss to net cash used in
    operating activities:
     Depreciation                            1,798            -
   Changes in operating assets and
    liabilities:
    (Increase) decrease in:
     Prepaid taxes                            (800)           -
    Increase (decrease)in:
     Bank overdrafts                         6,518            -
     Accounts payable and accrued
      expenses                              33,371           3,600
     Other liabilities                       8,591            -
     Distributor deposits                    2,006             -

     Total adjustments                      51,484            3,600


      Net cash used in operating
       activities                         (656,212)        (73,877)

  Cash flows from investing
   activities:
    Employee advances                       (1,959)           -
    Due from non-combined affiliates      (253,348)        (98,367)
    Purchase of property and equipment      (9,326)           -

      Net cash used in investing
       activities                         (264,633)        (98,367)

  Cash flows from financing
   activities:
    Proceeds from the issuance
     of common stock                       133,562            -
    Proceeds from the issuance
     of limited partnership units          798,770         225,972
    Deferred offering costs                (60,798)         (4,417)

      Net cash provided by financing
      activities                           871,534         221,555

  Net increase (decrease) in cash          (49,311)         49,311

  Cash and cash equivalents-beginning       49,311            -

  CASH AND CASH EQUIVALENTS-ENDING      $     -          $  49,311

  SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
   INFORMATION:

  During 1996 and 1997 the Company issued 350,000 and 2,875,000 shares, respectively of common stock to certain directors and officers of the Company which was recorded as a subscription receivable at December 31, 1997 and 1996.


         See accompanying notes to combined financial statements.

                                    5


                   ALPINE PICTURES INTERNATIONAL, INC.
                  AND AFFILIATE (A LIMITED PARTNERSHIP)
                  NOTES TO COMBINED FINANCIAL STATEMENTS
                     AS OF DECEMBER 31, 1997 AND 1996

  NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Description of Business

    Alpine Pictures International, Inc. (the "Corporation") is a California corporation formed in August 1996 and engaged in the business of distributing, marketing, licensing, and selling motion pictures in all markets, including domestic and international theatrical exhibition, home video, network television, cable television, pay per view cable television, nontheatrical exhibitors such as airlines, schools, hospitals, libraries, hotels, syndicated television and related markets.
     The Corporation may also have the right to license the ancillary rights for motion pictures for which it enters into distribution agreements including soundtrack music and merchandising items. The Corporation enters into distribution agreements with affiliated and unaffiliated motion picture producers. The distribution agreements generally provide for the Corporation to be allocated a percentage of gross revenues from the motion pictures which it licenses and distributes, as well as to be repaid advances, if any, which it makes to producers and to be reimbursed its distribution and film rework expenses. (See Note 7). Alpine Releasing Partners I, L.P., the Corporation's controlled affiliate, is a California Limited Partnership (the "Partnership") formed in July 1996 to finance the acquisition and distribution of certain feature length motion pictures principally in conjunction with the Corporation who is the general partner. The partnership was merged into the Corporation in February 1998. (See Note 10).

  Principles of Combination

    The combined financial statements include the accounts of the Corporation and its controlled affiliate, Alpine Releasing Partners I, L.P. (together referred to as "the Company"). All significant intercompany balances and transactions have been eliminated in combination.

  Use of Estimates

    In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.
                                        6


                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996

  NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-CONTINUED

    Cash and Cash Equivalents

    For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

    Property and Equipment

    Property and equipment are stated at cost, less accumulated depreciation. Expenditures from maintenance and repairs are charged to expense as incurred. Depreciation is provided using the straight-line method over the estimated useful life's of the assets as follows:
    Equipment                   5 years
    Furniture and fixtures      7 years

    Income taxes

    The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those measured using enacted tax rates expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates in recognized is income in the period that includes the enactment date.

    Revenue Recognition

    The Company recognizes revenue in accordance with Statement of Financial Standards No. 53, "Financial Reporting by Producers and Distributors of Motion Picture Films" ("SFAS 53"). Under SFAS 53, a producer or distributor recognizes revenue when the license fee is known, the film costs have been reasonably determined, the film has been shipped and accepted by the sub-licensee distributor and is available for showing, and collectibility of the full license fee is assured. Based on Company experience, collectibility of the full license fee is assured only upon cash receipt from the sub-licensee distributor. Therefore, under the Company's flat fee type contracts, revenue is recognized upon receipt of final payment
                                        7
                       ALPINE PICTURES INTERNATIONAL, INC.
                       AND AFFILIATE (A LIMITED PARTNERSHIP
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996

  NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

    from and the shipment to and acceptance by the sub-licensee distributor. Under revenue sharing type contracts, revenue is recognized as payments are received from the sub-licensee distributor. Initial deposits on sub-licensee distributor contracts are recorded as distributor deposits and recognized when the final payment is received and the film is shipped to and accepted by the sub-licensee distributor.

    Direct Film Marketing, Advertising Distribution and Rework Expense

    The Company incurs certain film pre-release and post-release marketing and advertising expenses, distribution expensem and film rework expenses such as adding subtitles or dubbing, or other editing required to prepare the films for distribution in foreign geographic markets. The Company considers such expenses to be period costs and accordingly expenses them in the period incurred. Contractural terms with each film producer allow the Company to recoup its marketing, advertisingm distribution and rework costs, subject to limitations as defined in each contract, from future revenues generated from the film. Such recoupment amounts, when received, are recorded as an offset against the current film marketing, advertising and rework expense.

    Concentrations

    There were no financial instruments which potentially subject the Company to significant concentration of credit risk at December 31, 1997 and 1996.

    The following is an approximate summary of the percentage of film sales by geographic region.

                                   1997          1996

         Italy                      45%           79%
         Germany                    19%            -
         Russia                     18%           21%
         Indonesia                   8%            -
         Poland                      7%            -
         Thailand                    2%            -
         Peru                        1%            -
                                   100%          100%


                                        8


                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996

  NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

    Per Share Data

    Net loss per common share for the year ended December 31, 1997 and 1996 is computed by dividing net loss by the weighted average common shares outstanding during the year as defined by Financial Accounting Standards, No. 128, "Earnings per Share". The assumed exercise of common share equivalents was not utilized since the effect was anti-dilutive.

    Long-Lived Assets

    During 1995, Statement of Financial Accounting Standards No.121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of" ("SFAS 121"), was issued. SFAS 121 requires the Company to review long-lived assets and certain identifiable assets related to those assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recoverable. If the undiscounted future cash flows of the enterprise are less than their carrying amounts, their carrying amounts are reduced to fair value and an impairment loss is recognized. The adoption of this pronouncement did not have a significant impact on the Company's financial statements as of December 31, 1997 and 1996.

  NOTE 2 - PROPERTY AND EQUIPMENT

    Property and equipment at December 31, 1997 and 1996 consists of the following:
                                           1997            1996
         Equipment                       $  8,142         $   -
         Furniture and fixtures             1,184             -
                                            9,326             -
          Less accumulated depreciation    (1,798)            -
                                         $  7,528             -


  NOTE 3 - EQUITY

    In July 1997 the Corporation amended its articles of incorporation to increase the authorized no par value common shares to 20,000,000 from 10,000,000 and to authorize 2,000,000 shares of no par value preferred stock.


                                        9


                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996

  NOTE 3 - EQUITY - (CONT'D)

    The Board of Directors of the Corporation may designate different series of preferred stock and may fix the authorized number of shares for each series. The holders of each series of preferred stock shall have such rights, preferences and privileges as may be determined by the Board of Directors prior to the issuance of such shares.

    As of December 31, 1997, there were no preferred shares issued or outstanding.

    Pursuant to a merger with the Partnership, the Corporation issued additional shares of common stock in February 1998 (See Note 10).

  NOTE 4 - PARTNERSHIP AGREEMENT

    A limited partnership was formed known as Alpine Releasing Partners I, L.P. as of the first day of July 1996. Alpine Pictures International, Inc. was named as general partner. Under the terms of the agreement, (a) the partnership shall continue for ten (10) years unless terminated sooner by the partners, (b) in general, income and loss shall be allocated annually to the general partner 1% and limited partners 99%. In February 1998 Alpine Releasing Partners I, L.P. was merged into Alpine Pictures International, Inc. (See Note 10)

  NOTE 5 - PRIVATE PLACEMENTS

    In July 1997 the Corporation issued a Private Placement Memorandum (the "Placement") pursuant to the Securities and Exchange Commission Regulation CE Section 3(b), Rule 1001, of the Securities Act of 1933, as amended, and under Section 25102(n) of the California corporations code to offer 980,000 shares of its common stock, no par value, with an option to increase the offering by up to an additional 120,000 shares for a maximum offering of 1,100,000 shares. Under terms of the Placement, the shares were offered on a "best efforts" basis at $1.00 per share in minimum units of 20,000 shares with no minimum capitalization required by the Corporation. Under the Placement, which terminated in 1998, the Corporation issued 222,700 shares of common stock with gross proceeds to the Corporation of $ 222,700 as of December 31, 1997. Offering costs of the Placement approximated $ 89,138 and were charged against equity in 1997 resulting in net proceeds to the Corporation of $133,562.

    During 1998, prior to termination of the Placement, the Corporation raised an approximate additional $589,000 less related costs through the Private Placement.

                                        10


                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996

  NOTE 5 - PRIVATE PLACEMENTS- (CONT'D)

    In July 1996, the Partnership issued a Private Placement Memorandum (the "Placement") under Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended, and under Section 25102(n) of the California corporations code to offer, on a "best efforts" basis, 200 limited partnership units at a subscription price of $5,000 per unit. Under terms of the Placement, the minimum investment was 5 units or $25,000 and no minimum capitalization was required. Additionally, the general partner was required to make a capital contribution equal to 1% of aggregate partnership capital at the termination of the offering. Under the Placement, the Partnership raised approximately $244,668 and $898,341 in 1996 and 1997, respectively, and the placement was terminated in June 1997. Offering costs of the placement aggregated $118,267 of which $18,696 and $99,571 were charged against equity in 1996 and 1997, respectively, resulting in net proceeds to the Partnership of $1,024,742.

  NOTE 6 - INCOME TAXES

    There was no current income tax expense or benefit in 1997 and 1996 due to the Company's net losses.

    At December 31, 1997, the Company had net operating loss carryforwards of approximately $594,000, which expire from 2011 through 2012, subject to certain prescribed annual rate limitations. The deferred tax asset resulting from these net operating losses approximates $202,000 and $12,700 at December 31, 1997 and 1996, respectively, and has been fully offset by a valuation allowance at those dates.

  NOTE 7 - OPERATING AGREEMENTS

    Agreements with Producers/Owners

    As part of its primary operations, the Company enters into agreements with various producers/owners (the "owner") of feature films (the "film") to act as distributor agent of the owner for the sales, collections and servicing of the film in specified media and geographic territories, for a stipulated term. Under the agreements, various provisions exist for extension and/or cancellation of the contracts, limited reworking of the film to meet local country requirements, and sublicensing of distribution by the Company. The Company generally retains a percentage fee based on gross receipts from film sales, as defined in the agreements, and is allowed reimbursement of out-of-pocket sales, marketing, distribution, servicing, rework, technical materials, and other customary
                                        11


                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996

  NOTE 7 - OPERATING AGREEMENTS - (CONT'D)

    expenses incurred up to a stipulated cap from the remaining gross receipts. The balance after the Company's fee and out-of-pocket expenses is payable to the owner. Under certain agreements the owner is paid a stipulated percentage out of gross receipts prior to any fee and/or expense distributions to the Company.

    Agreements with Distributors

    The Company enters into agreements with distributors for distribution of films for which the Company is the agent of producers/owners, as discussed in Note 7. The agreements generally stipulate a fixed fee and less commonly, royalty fees or a combination thereof allowing the distributor to distribute certain films within a specified territory. The Company generally obtains a deposit from distributors which is recorded as a deposit liability until the film is delivered to and balance received from the distributor.

  NOTE 8 - COMMITMENTS AND CONTINGENCIES

    The Company is aware of the issues associated with the programming code in existing computer systems as the millennium (year 2000) approaches. The "year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

    Although management believes that none of the Company's systems are affected by this problem, the Company could be impacted by the failure of other companies to timely correct their computer systems. The Company's operations are dependent on the world wide telecommunications networks including computer systems, telephone systems, and delivery systems. If any of these systems become inoperational, the Company will be directly and significantly effected. Management has not assessed the potential effect on the Company's earnings.



                                        12


                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996

  NOTE 9 - RELATED PARTY TRANSACTIONS

    During 1997 and 1996 the Company purchased investor lead lists from its Non-Combined affiliate, First National Information Network, Inc. for $96,417 and $3,000, respectively. The Company used such investor lists in its marketing campaign to sell shares of the Company's common stock under the private placements (See Note 5). Accordingly, $44,853 and $3,000 was charged against equity in 1997 and 1996, respectively. The remaining $51,564 will be charged against equity in 1998.

    The Company's affiliate, Alpine Pictures, Inc. borrows funds from and pays certain shared office expenses of the Company. The net effect of these transactions aggregating $351,751 and $98,367 is included in Due from Non-Combined Affiliates at December 31, 1997 and 1996, respectively.

    The Company periodically enters into distribution agreements with its Non-Combined affiliate, Alpine Pictures, Inc. to distribute films produced by such affiliate.

  NOTE 10 - SUBSEQUENT EVENTS

    A. Merger of Alpine Pictures International, Inc.
        and Alpine Releasing Partners I, L.P.

    On December 17, 1997, the Corporation entered into an Agreement of Merger (the "Agreement") to merge the Partnership into the Corporation with the Corporation as the surviving entity. Under the terms of the Agreement the effective date of the merger was February 15, 1998, and the Corporation issued one share of its common stock for each $0.85 of limited partnership interest resulting in a total issuance by the Company of 1,344,716 shares of its common stock to the limited partners.

    B. Merger with Alpine Entertainment, Inc.

    Under an agreement dated February 9, 1999 effective February 10, 1999 Alpine Entertainment, Inc., ("AEInc.") a new corporation formed on November 5, 1998 under the laws of Delaware, acquired all of the issued and outstanding shares of capital stock of the Company in exchange for common stock of AEInc. Under the terms of the agreement, the Company's shares were exchanged at a ratio of one share of AEInc. for every share of the Company. As a result of the exchange, the Company became a wholly owned subsidiary of AEInc., and the shareholders of the Company became shareholders of approximately 69.9% of AEInc. Generally Accepted Accounting Principles require that the Company whose shareholders retain


                                        13

                       ALPINE PICTURES INTERNATIONAL, INC.
                      AND AFFILIATE (A LIMITED PARTNERSHIP)
                      NOTES TO COMBINED FINANCIAL STATEMENTS
                         AS OF DECEMBER 31, 1997 AND 1996


  NOTE 10 - SUBSEQUENT EVENTS - (CONT'D)

    a majority interest in a combined business be treated as the acquirer for accounting purposes. As a result, the merger will be treated as an acquisition of AEInc. by the Company, and a recapitalization of the Company. The Company's financial statements immediately following the acquisition will be as follows: (1) The Balance Sheet will consist of the Company's net assets at historical cost and AEInc.'s net assets at historical cost and (2) the Statement of Operations will include the Company's operations for the period presented and AEInc.'s operations from the date of acquisition.


                                        14


                                     PART II

                    INFORMATION NOT REQUIRED IN THE PROSPECTUS

  ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. The Certificate of Incorporation and the By-laws of the Company provide for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

    The General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

    INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

  ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the expenses in connection with this Registration Statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

            Filing Fee - Securities and Exchange Commission        $2,200
            Fees and Expenses of Accountants                       40,000
            Fees and Expenses of legal counsel                    100,000
            Blue Sky Fees and Expenses                              3,500
            Printing and Engraving Expenses                        10,000
            Miscellaneous Expenses                                  1,000

                      Total                                      $156,700

  ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

       As listed below, the Company issued shares of its Common Stock par value $.0001 per share to the following individuals or entities for the consideration as listed in cash or services. All sales made within the United States or to United States citizens or residents, were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

  Date          Shareholder           Number of Shares       Consideration

  12/1/98        TPG Capital Corporation         125,000       $50
  12/1/98        Brokerlink Capital, Research and
                 Communication                   125,000        50
  2/10/99        Rene Torres                     350,000        35*
  2/10/99        Ryan Carroll                    775,000        77.50*
  2/10/99        Roland Carroll                  775,000        77.50*
  2/10/99        Tom Hamilton                    350,000        35*
  2/10/99        Greg Cozine                     350,000        35*
  2/10/99        Paul Miller                     350,000        35*
  2/10/99        Linda McArthur                  150,000        15*
  2/10/99        Phil Hammond                    25,000          2.50*
  2/10/99        Neil Kaufman                    25,000          2.50*
  2/10/99        Barnard Natalino                25,000          2.50*
  2/10/99        Jack Larson                     25,000          2.50*
  2/10/99        Jack Phelan                     25,000          2.50*

   * These shares were originally purchased from Alpine Pictures
  International, Inc. and exchanged for shares of Alpine Entertainment, Inc. on February 10, 1999 at a share exchange ratio of one-for-one.

  ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a)    Exhibits

  3.1     Certificate of Incorporation
  3.2           By-Laws of the Company

  4.1*    Form of Common Stock Certificate

  5.1*          Opinion of Cassidy & Associates

  10.1*         Sample Sales Agency Agreement
  10.2*         Sample Licensing Agreement

  21.1*         Subsidiaries of the Company
  24.1          Consent of Weinberg & Company, certified public accountants
  24.2*         Consent of Cassidy & Associates (included in Exhibit 5)

  27*     Financial Data Schedule
  ---------------
     *   To be filed by Amendment.

  (b) The following financial statement schedules are included in this Registration Statement.

         None.

       ITEM 28. UNDERTAKINGS.

              The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section
       10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c)  The undersigned registrant hereby undertakes that:

            (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   SIGNATURES


              Pursuant to the requirements of the Securities Act of 1933, as amended, Alpine Entertainment, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Van Nuys, California on the 22nd day of February, 1999.


                             ALPINE ENTERTAINMENT, INC.


                             By: /s/ Roland Carroll
                                       President and as
                                      Chief Financial Officer


              Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                           Date


/s/ Ryan Carroll               Chief Executive Officer      February 22, 1999

/s/ Roland Carroll             President, Director          February 22, 1999

/s/  Greg Cozine               Director                     February 22, 1999